                                                        REGISTRATION NO.
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ------------------

                                  FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                                 HPR LIMITED
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      CAYMAN ISLANDS                        6719                         N.A.
(STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
      OF INCORPORATION)           CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)

                              ------------------

                                P.O. BOX 309
                                UGLAND HOUSE
                             SOUTH CHURCH STREET
              GRAND CAYMAN, CAYMAN ISLANDS, BRITISH WEST INDIES
                               (809) 949-8066
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              ------------------

                             --------------------
                                  DIRECTOR
                                 HPR LIMITED

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                             ------------------

                                 COPIES TO:

        EDWARD M. DESEAR, ESQ.                     C. THOMAS KUNZ, ESQ.
   ORRICK, HERRINGTON & SUTCLIFFE                 CLIFFORD W. LOSH, ESQ.
           666 FIFTH AVENUE                SKADDEN, ARPS, SLATE, MEAGHER & FLOM
      NEW YORK, NEW YORK  10103                      919 THIRD AVENUE
                                                 NEW YORK, NEW YORK  10022

                             ------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ------------------

                       CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF              AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
        SECURITIES TO BE REGISTERED             REGISTERED            CERTIFICATE             PRICE(1)          REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------------
Notes . . . . . . . . . . . . . . . . . . .     $1,000,000               100%                $1,000,000               $345
================================================================================================================================


(1)  Estimated solely for the purpose of calculating the registration fee.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                  HPR LIMITED

                             CROSS REFERENCE SHEET

         Cross-reference sheet furnished pursuant to Item 501(b) of Regulation S-K showing location in the Prospectus of information required by the items of Form S-1.

                    ITEM IN FORM S-1                                              LOCATION IN PROSPECTUS
                    ----------------                                              ----------------------
1.   Forepart of the Registration Statement and Outside Cover
        Page of Prospectus . . . . . . . . . . . . . . . . . .   Outside Front Cover Page

2.   Inside Front and Outside Back Cover Pages of Prospectus .   Inside Front and Outside Back Cover Pages; Management's
                                                                 Discussion and Analysis of Financial Conditions

3.   Summary Information, Risk Factors and Ratio of Earnings
        to Fixed Charges . . . . . . . . . . . . . . . . . . .   Prospectus Summary; Risk Factors

4.   Use of Proceeds   . . . . . . . . . . . . . . . . . . . .   Use of Proceeds

5.   Determination of Offering Price   . . . . . . . . . . . .   Underwriting

6.   Dilution  . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable

7.   Selling Security Holders  . . . . . . . . . . . . . . . .   Not Applicable

8.   Plan of Distribution  . . . . . . . . . . . . . . . . . .   Outside Front Cover Page; Underwriting

9.   Description of Securities to be Registered  . . . . . . .   Description of the Notes; Certain Additional Terms of
                                                                 the Indenture

10.  Interests of Named Experts and Counsel  . . . . . . . . .   Not Applicable

11.  Information with Respect to the Registrant  . . . . . . .   Prospectus Summary; Risk Factors; The Company; Use of
                                                                 Proceeds; Capitalization of the Company; Reinsurance
                                                                 Activity of the Company; Management

12.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities  . . . . . . . . . . . . . . . . . . . . .   Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY __, 1996

PROSPECTUS

                                $_______________

                                  HPR LIMITED

                          FLOATING RATE NOTES DUE 1998


      The Floating Rate Notes Due 1998 (the "Notes") will mature on January 31, 1998. Interest on the Notes is payable monthly on the first day of each month, commencing on September 2, 1996. The Notes will be redeemable in whole or in part on a pro rata basis after July 31, 1997 at a redemption price equal to the unpaid principal amount of the Notes plus interest accrued to the date of redemption. See "Description of the Notes."

      PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER CONSIDERATIONS, THE INFORMATION SET FORTH IN THE SECTION ENTITLED "RISK FACTORS" ON PAGES _____.

                              -----------------

      THE NOTES REPRESENT OBLIGATIONS OF THE COMPANY ONLY AND DO NOT REPRESENT OBLIGATIONS OF THE CEDING INSURER OR ANY OF ITS AFFILIATES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


=======================================================================================================
                                               PRICE TO            UNDERWRITING           PROCEEDS TO
                                              PUBLIC(1)             DISCOUNT(2)           COMPANY(3)
- -------------------------------------------------------------------------------------------------------
Per Note  . . . . . . . . . . . . . . .        $                     $                     $
- -------------------------------------------------------------------------------------------------------
Total(3)  . . . . . . . . . . . . . . .      $                     $                     $
=======================================================================================================

(1)   Plus accrued interest, if any, from            , 1996.
(2) The Company and the Ceding Insurer have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3)   Before deducting expenses, estimated at $          .

                              -----------------

      The Notes are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the delivery of the Notes will be made in fully registered certificated form on or about
, 1996.

                              -----------------

                            [NAME OF UNDERWRITER]

                              -----------------


                 The date of this Prospectus is July   , 1996.

      NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON.

      Until 90 days after the date of this Prospectus, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters or with respect to their unsold allotments or subscriptions.

      Upon receipt of a request by an investor who has received an electronic Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Company or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

      The Company does not intend to furnish Noteholders with annual reports containing audited financial statements or quarterly reports containing unaudited interim financial information for the first three fiscal quarters of each fiscal year of the Company.

                                 -------------


      IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 ------------

      FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OF THIS PROSPECTUS.

                             AVAILABLE INFORMATION

      Upon the offering of the Notes, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such information can be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      The Company has filed with the Commission a Registration Statement on Form S-1 (herein, together with all amendments thereto, called the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto, to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract or other document are summaries which are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement herein being qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, may be inspected and copies thereof can be obtained as described in the preceding paragraph.


                   ENFORCEABILITY OF CIVIL LIABILITIES UNDER
                     UNITED STATES FEDERAL SECURITIES LAWS

      The Company is organized under the laws of the Cayman Islands. In addition, all of the directors and officers of the Company, as well as all of the experts named herein, reside outside the United States, and certain of the assets of the Company and all or a substantial portion of the assets of the directors, officers and such experts are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to realize against them in courts of the United States upon judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws.

      The Company has been advised by its Cayman Islands counsel, Maples and Calder, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against such persons or the Company predicated upon the civil liability provisions of the United States federal securities laws or (ii) original actions brought in the Cayman Islands against such persons or the Company predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies under the United States federal securities laws, would not be allowed in Cayman Islands courts as contrary to public policy.

                                SUMMARY OF TERMS


      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus and certain insurance terms are defined under "Certain Defined Terms."

Issuer  . . . . . . . . . . . . . . . .      HPR Limited (the "Company"), a
                                             company organized under the laws
                                             of the Cayman Islands.

Securities Offered  . . . . . . . . . .      $_______ principal amount of
                                             Floating Rate Notes due 1998 (the
                                             "Notes").

Interest Rate . . . . . . . . . . . . .      One-month LIBOR (calculated as
                                             described herein) plus ____% per
                                             annum (the "Interest Rate").

LIBOR . . . . . . . . . . . . . . . . .      A rate per annum equal to the
                                             London Interbank Offered Rate for
                                             one-month Eurodollar deposits
                                             determined by the Calculation
                                             Agent as described herein
                                             ("LIBOR").

Maturity Date . . . . . . . . . . . . .      January 31, 1998 (the "Maturity
                                             Date").

Interest Payment Dates  . . . . . . . .      The first day of each month or, if
                                             such day is not a business day,
                                             the next succeeding business day
                                             (each, an "Interest Payment
                                             Date"), commencing on September 2,
                                             1996.  Interest in respect of an
                                             Interest Payment Date will accrue
                                             from and including the prior
                                             Interest Payment Date (or August
                                             1, 1996 in the case of the first
                                             Interest Payment Date) to but
                                             excluding such Interest Payment
                                             Date (each, an "Interest Accrual
                                             Period").  Interest on the Notes
                                             will be calculated on the basis of
                                             the actual number of days elapsed
                                             and a 360-day year.

Optional Redemption . . . . . . . . . .      The Notes may be redeemed in
                                             whole, or in part on a pro rata
                                             basis, at the option of the
                                             Company on any Interest Payment
                                             Date and on July 31, 1997 (the
                                             "Optional Redemption Date") at a
                                             redemption price equal to the
                                             unpaid principal amount of the
                                             Notes plus interest accrued to the
                                             date of redemption.  The Company
                                             has agreed that it will redeem the
                                             Notes on July 31, 1997 to the
                                             extent it has received a
                                             distribution of Excess Funds from
                                             the Regulation 114 Trust.  See
                                             "Reinsurance Activity of the

                                             Company - The Regulation 114 Trust
                                             Agreement and the Regulation 114
                                             Trust."

Collateral for Notes  . . . . . . . . .      The Notes will be secured pursuant
                                             to the Indenture dated as of
                                             _____________, 1996 (the
                                             "Indenture") between the Company
                                             and _________, as trustee for the
                                             holders of the Notes (the
                                             "Indenture Trustee").  Under the
                                             Indenture the Company has assigned
                                             and pledged to the Indenture
                                             Trustee as security for the
                                             payment of the principal of and
                                             interest on the Notes (i) the
                                             Company's interest (after giving
                                             effect to any application of the
                                             Permitted Investments in the
                                             Regulation 114 Trust to pay to the
                                             Ceding Insurer any Ultimate Net
                                             Losses in excess of the Trigger
                                             Amount under the Reinsurance
                                             Agreement) under the Regulation
                                             114 Trust, the Permitted
                                             Investments therein and the
                                             proceeds thereof and (ii) its
                                             rights in, to and under the
                                             Reinsurance Agreement.

Investment of Assets  . . . . . . . . .      The Company will direct the
                                             Regulation 114 Trustee to invest
                                             the principal portion of its
                                             assets, which will initially
                                             consist of the net proceeds of
                                             sale of the Notes, in Permitted
                                             Investments.  The Permitted
                                             Investments will be held by
                                             __________ (the "Regulation 114
                                             Trustee"), as trustee of a trust
                                             established under Regulation 114
                                             of the New York Insurance Law (the
                                             "Regulation 114 Trust").  The
                                             principal portion of the Permitted
                                             Investments will be available,
                                             first, to satisfy any obligations
                                             of the Company to the Ceding
                                             Insurer under the Reinsurance
                                             Agreement, and, second, to make
                                             payments under the Indenture in
                                             respect of the principal of the
                                             Notes.  Investment earnings on the
                                             Permitted Investments will be
                                             available to make payments of the
                                             Net Swap Payment under the
                                             Interest Rate Swap and to make
                                             payments under the Indenture in
                                             respect of interest on the Notes.
                                             The Regulation 114 Trust has been
                                             established for the benefit of the
                                             Ceding Insurer and is not for the
                                             benefit of the Noteholders and the
                                             Notes will not be secured by a
                                             security interest in the Permitted
                                             Investments, except to the extent
                                             of the interest of the Company
                                             therein.  All Permitted
                                             Investments will mature on or
                                             prior to the immediately
                                             succeeding Interest Payment Date.

Sources of Funds for Payment
 of Principal; Effective Subordination
 of the Notes . . . . . . . . . . . . .      The Company's only source of funds
                                             for payment of principal of the
                                             Notes will be the amount of
                                             Permitted Investments available
                                             therefor.  Although the payment of
                                             the principal of and interest on
                                             the Notes is secured by
                                             substantially all of the assets of
                                             the Company pursuant to the
                                             Indenture, the Notes are
                                             effectively subordinated to the
                                             obligations of the Company to
                                             ________ (the "Ceding Insurer")
                                             under the Reinsurance Agreement.
                                             Because the obligations of the
                                             Company under the Reinsurance
                                             Agreement are a prior claim on the
                                             Permitted Investments held in the
                                             Regulation 114 Trust, to the
                                             extent that there are Ultimate Net
                                             Losses in excess of the Trigger
                                             Amount under the Reinsurance
                                             Agreement, the amount of Permitted
                                             Investments available to provide
                                             for payment of the principal of
                                             the Notes is not expected to be
                                             sufficient to provide for full
                                             payment thereof.

Sources of Funds for
  Payment of Interest . . . . . . . . .      The Company's sources of funds for
                                             payments of interest on the Notes
                                             will be its net investment
                                             earnings on the Permitted
                                             Investments (plus any Net Swap
                                             Receipts and minus any Net Swap
                                             Payments) and the Premiums
                                             received under the Reinsurance
                                             Agreement.  It is anticipated that
                                             the investment earnings on the
                                             Permitted Investments will be less
                                             than the amounts payable by the
                                             Company in respect of interest on
                                             the Notes.  Accordingly, in the
                                             event of the failure of the Ceding
                                             Insurer to pay the Premiums under
                                             the Reinsurance Agreement, the
                                             Company would likely be unable to
                                             make full payment of interest on
                                             the Notes.

                                             Any failure of the Swap
                                             Counterparty to pay any Net Swap
                                             Receipts under the Interest Rate
                                             Swap would also likely cause a
                                             shortfall of interest on the Notes.

Interest Rate Swap  . . . . . . . . . .      On the date of the initial
                                             issuance of the Notes (the
                                             "Closing Date"), the Company will
                                             enter into one or more interest
                                             rate swap agreements
                                             (collectively, the "Interest Rate
                                             Swap") with ______ (the

                                             "Swap Counterparty").  Under the
                                             Interest Rate Swap, on each
                                             Interest Payment Date the Swap
                                             Counterparty will be obligated to
                                             pay to the Indenture Trustee on
                                             behalf of the Company interest at
                                             the applicable Interest Rate for
                                             the related Interest Accrual
                                             Period on the principal amount of
                                             the Permitted Investments.  In
                                             exchange for such payment the
                                             Company will pay to the Swap
                                             Counterparty the investment
                                             earnings on the Permitted
                                             Investments due on such Interest
                                             Payment Date.  Such payments will
                                             be made on a net basis.  With
                                             respect to each Interest Payment
                                             Date, the net amount, if any,
                                             payable by the Company to the Swap
                                             Counterparty is referred to herein
                                             as the "Net Swap Payment", and the
                                             net amount, if any, payable by the
                                             Swap Counterparty to the Company
                                             is referred to herein as the "Net
                                             Swap Receipt".

Reinsurance Agreement . . . . . . . . .      The Company will engage in the
                                             reinsurance business by entering
                                             into the Reinsurance Agreement
                                             with the Ceding Insurer, pursuant
                                             to which the Company will provide
                                             certain catastrophe excess of loss
                                             reinsurance (see "Certain Defined
                                             Terms" for a definition of
                                             "catastrophe excess of loss
                                             reinsurance" and of certain other
                                             reinsurance terms) in respect of
                                             Ultimate Net Losses in excess of
                                             the Trigger Amount arising in the
                                             Covered States due to the
                                             occurrence of a single Hurricane
                                             during the Reinsurance Period.

                                             The coverage provided by the
                                             Company under the Reinsurance
                                             Agreement is for the $___________
                                             (less the Retained Share), layer of
                                             risk in excess of the
                                             $_____________ of liability for
                                             covered Losses (the "Trigger
                                             Amount").

                                             The Subject Business covers the
                                             risk of Hurricane in the Covered
                                             States (see "Certain Defined
                                             Terms").

                                             The period covered by the
                                             Reinsurance Agreement will be the
                                             period from and
                                             including August 1, 1996 to and
                                             including July 31, 1997 (the
                                             "Reinsurance Period").  The
                                             monthly premium payable to the
                                             Company under the Reinsurance
                                             Agreement (the "Premium") will be
                                             due on each Interest Payment Date
                                             in an amount equal to one-twelfth
                                             of the product of ___% and
                                             $___________, except for possibly
                                             the August 1, 1997 Interest
                                             payment date, where the Premium
                                             due will be in a different amount
                                             as described in "Reinsurance
                                             Activity of the Company --
                                             Calculations Period"

                                             Under the Reinsurance Agreement,
                                             the Company will be obligated to
                                             indemnify the Ceding Insurer for
                                             all Ultimate Net Losses (less the
                                             Retained Share and less any
                                             amounts previously paid under the
                                             Reinsurance Agreement) caused by a
                                             single Hurricane during the
                                             Reinsurance Period in the
                                             Covered States for which the
                                             Ceding Insurer has liability under
                                             the Subject Business; provided
                                             that (i) the Company shall have no
                                             liability for Covered Losses of
                                             the Ceding Insurer due to a
                                             Hurricane except to the extent
                                             that the Ultimate Net Losses for
                                             such Hurricane exceeds the Trigger
                                             Amount and (ii) the liability of
                                             the Company is limited to
                                             $__________ (the "Maximum
                                             Recovery") of the first
                                             $___________ of such Covered
                                             Losses in excess of the Trigger
                                             Amount.  The "Retained Share" of
                                             the Ceding Insurer of Ultimate Net
                                             Loss in excess of the Trigger
                                             Amount shall be 5% of such Covered
                                             Loss.  If there is more than one
                                             Hurricane that results in Ultimate
                                             Net Losses in excess of the
                                             Trigger Amount, the Ceding Insurer
                                             is entitled to make a claim under
                                             the Reinsurance Agreement only in
                                             respect of one such Hurricane
                                             selected by the Ceding Insurer in
                                             its sole discretion.

                                             The Company (i) will redeem the
                                             Notes on the Optional Redemption
                                             Date if (A) there are no Covered
                                             Losses giving rise to liability
                                             under the Reinsurance Agreement by
                                             the Optional Redemption Date or
                                             (B) the Ceding Insurer does not
                                             elect to extend the Claims Period
                                             under the Reinsurance Agreement,
                                             or (ii) will redeem all or a
                                             portion of the Notes on the
                                             Maturity Date to the extent of the
                                             amount distributed to the Company
                                             from the Regulation 114 Trust on
                                             the Maturity Date.

                                             Claims by the Ceding Insurer
                                             under the Reinsurance Agreement
                                             will be evaluated by an independent
                                             qualified claims administrator
                                             engaged by the Company (the "Claims
                                             Administrator") and the amount of
                                             Ultimate Net Losses on the Maturity
                                             Date will be certified by an
                                             independent qualified loss reserve
                                             specialist engaged by the Company
                                             (the "Independent Loss Reserve
                                             Specialist").  Neither the Claims
                                             Administrator nor the Independent
                                             Loss Reserve Specialist is
                                             obligated in any way to make
                                             payments under the Notes or the
                                             Reinsurance Agreement.

Covered States  . . . . . . . . . . . .      Covered Losses will arise only out
                                             of property damage caused by a
                                             single Hurricane in one or more of
                                             Alabama, Connecticut, Delaware,
                                             District of Columbia, Florida,
                                             Georgia, Louisiana, Maine,
                                             Massachusetts, Maryland,
                                             Mississippi, New Hampshire, New
                                             Jersey, New York, North Carolina,
                                             Pennsylvania, Rhode Island, South
                                             Carolina, Texas, Vermont and
                                             Virginia.

The Indenture Trustee . . . . . . . . .      [            ], as indenture
                                             trustee (the "Indenture Trustee").

Administrator . . . . . . . . . . . . .      [      ] (the "Administrator") will
                                             act as the administrator on behalf
                                             of the Company to perform certain
                                             of the administrative obligations
                                             of the Company under the
                                             Reinsurance Agreement and the
                                             Indenture.  The Administrator will
                                             not be obligated in any way to
                                             make payments under the Notes or
                                             the Reinsurance Agreement.

Form  . . . . . . . . . . . . . . . . .      The Notes will be issued in fully
                                             registered certificated form.

Restrictions on Transfer  . . . . . . .      The Notes are not being offered
                                             in, and may not be acquired in or
                                             transferred into, the States of
                                             _________, _________, ________ or
                                             ________, or to persons resident
                                             in those States.  The Indenture
                                             Trustee will not register the
                                             transfer of any Note unless, at
                                             the time registration of transfer
                                             is requested, the Indenture
                                             Trustee is provided
                                             with a certificate of the proposed
                                             transferee in the form provided in
                                             the Indenture to the effect that
                                             the proposed transfer is not to
                                             occur in or into any of such
                                             States and the proposed transferee
                                             is not a resident of any of such
                                             States.
Certain U.S. Federal Income
  Tax Consequences  . . . . . . . . . .      The Company was formed and intends
                                             to operate in such a manner that
                                             it believes would not cause it to
                                             be treated as engaged in a trade
                                             or business within the United
                                             States.  The Company has received
                                             an opinion from Skadden, Arps,
                                             Slate, Meagher & Flom that,
                                             although the matter is not free
                                             from doubt due to a lack of
                                             relevant authority and the highly
                                             factual nature of the analysis,
                                             the Company would not be deemed to
                                             be so engaged.  The Company will
                                             not seek a ruling from the U.S.
                                             Internal Revenue Service on this
                                             issue and the IRS may assert a
                                             contrary position.  If the Company
                                             were found to be engaged in a
                                             trade or business within the
                                             United States, the Company would
                                             be subject to U.S. income tax (at
                                             a rate up to 35%), and the 30%
                                             branch profits tax, on its income,
                                             resulting in an effective U.S.
                                             federal income tax rate of up to
                                             54.5%, and such taxes would
                                             substantially reduce any potential
                                             return to the Noteholders on their
                                             respective investments.  Income
                                             with respect to the Notes will be
                                             fully taxable to Noteholders who
                                             are U.S.  persons (as determined
                                             for U.S. federal income tax
                                             purposes).  Moreover, due to an
                                             absence of specific authority with
                                             respect to the characterization of
                                             the Notes and the Company for U.S.
                                             federal income tax purposes, the
                                             amount, timing and character of
                                             income, gain, or loss recognized
                                             with respect to a Note could be
                                             different from that described
                                             herein.  DUE TO AN ABSENCE OF
                                             APPLICABLE AUTHORITY AND TO THE
                                             HIGHLY FACTUAL NATURE OF THE
                                             REQUIRED ANALYSES THAT COULD
                                             AFFECT THE TAXATION OF THE COMPANY
                                             AND THE NOTEHOLDERS, EACH
                                             NOTEHOLDER SHOULD CONSULT ITS TAX
                                             ADVISORS REGARDING THE TAX
                                             CONSEQUENCES TO IT OF THE
                                             PURCHASE, OWNERSHIP AND
                                             DISPOSITION OF NOTES.  See "Risk
                                             Factors -- United

                                             States Federal Income Tax Risks"
                                             and "Certain Income Tax
                                             Considerations".

ERISA Considerations  . . . . . . . . .      [To Come]

Risk Factors  . . . . . . . . . . . . .      Prospective investors should
                                             consider carefully the information
                                             set forth under the caption "Risk
                                             Factors," and all other
                                             information set forth in this
                                             Prospectus, before making any
                                             investment in the Notes.

                                  RISK FACTORS

RISK OF LOSS OF INVESTMENT

     Ownership of the Notes involves a high degree of risk because the Notes are effectively subordinated to the obligations of the Company under the Reinsurance Agreement. The principal of the Permitted Investments in the Regulation 114 Trust which is payable at the maturity of such Permitted Investments will be the primary source of funds available to the Company to pay the principal of the Notes. The amounts available in the Regulation 114 Trust are intended to secure the obligations of the Company to the Ceding Insurer under the Reinsurance Agreement and are available, first, to pay any amounts owed by the Company under the Reinsurance Agreement. Accordingly, the Notes are speculative and investors bear the risk that they could lose all or part of the principal of and the interest on the Notes if the Ceding Insurer incurs Covered Losses with respect to the Subject Business in excess of the Trigger Amount. See "Reinsurance Activity of the Company -- Certain Terms of the Reinsurance Agreement" and "Description of the Notes." The future occurrence of a Hurricane during the Reinsurance Period which causes Covered Losses with respect to the Subject Business in excess of the Trigger Amount is inherently unpredictable and accordingly such an event may occur which may produce Covered Losses to the Ceding Insurer on the Subject Business in excess of the Trigger Amount.

LIMITED LIQUIDITY

     There is currently no secondary market for the Notes. The Underwriter intends to make a market in the Notes, but is not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Noteholders with liquidity of investment or that it will continue until the Notes are paid in full. The Notes are not being offered in, and may not be acquired in or transferred into, the States of _________, _________, _________ or _________ or to persons resident in such States. The Indenture Trustee will not register the transfer of any Note unless, at the time registration of transfer is requested, the Indenture Trustee is provided with a certificate of the proposed transferee the form provided in the Indenture to the effect that the proposed transfer is not to occur in or into any of such States and that the proposed transferee is not a resident of any such States.

RELIANCE ON CEDING INSURER AND SWAP COUNTERPARTY

     The ability of the Company to pay interest on the Notes is, in part, dependent on the payment by the Ceding Insurer of the Premium payable by the Ceding Insurer to the Company under the Reinsurance Agreement and may, in part, be dependent on the payment by the Swap Counterparty of any Net Swap Receipt due to the Company under the Interest Rate Swap. Because the Company's sources for payment of the interest on the Notes are (i) the interest earnings on the Permitted Investments in the Regulation 114 Trust (plus any Net Swap Receipts and less any Net Swap Payments) and (ii) the Premiums paid pursuant to the Reinsurance Agreement, and because it is anticipated that the interest earnings on the Permitted Investments may be less than the interest payable on the Notes, any failure of the Ceding Insurer to pay the Premium (or the Swap Counterparty to pay any Net Swap Receipts), whether due to the creditworthiness of the Ceding Insurer or the Swap Counterparty or for any other reason, would likely result in the Company not having sufficient funds to pay the full amount of interest on the Notes. In the event that the Ceding Insurer fails to pay any Premium when due under the Reinsurance Agreement, the Company shall be entitled to terminate the Reinsurance Agreement and redeem the Notes and the assets in the Regulation 114 Trust will be distributed to the Company for payment to holders of the Notes. See "Certain Terms of the Indenture - Mandatory Redemption."

INTEREST RATE SWAP CONSIDERATIONS

     Since the Swap Counterparty makes payments under the Interest Rate Swap at one-month LIBOR less ___% and the Company makes payments under the Interest Rate Swap based on investment earnings on the Permitted Investments in the Regulation 114 Trust for the related Interest Accrual Period, it is possible that the amount owing to the Company for any Interest Accrual Period could exceed the amount owing to the Swap Counterparty for the related Interest Accrual Period and that a Net Swap Receipt will be owing by the Swap

Counterparty to the Company. Any failure of the Swap Counterparty to pay the Net Swap Receipt would likely result in the Company not having sufficient funds to pay the full amount of interest on the Notes. See "Certain Terms of the Indenture -- Interest Rate Swap."

ABSENCE OF OPERATING HISTORY OF COMPANY;
   NO PRIOR EXPERIENCE FOR MANAGEMENT

     The Company is a recently formed Cayman Islands corporation the sole business purpose of which is to become licensed as an insurer under the laws of the Cayman Islands and to enter into the Reinsurance Agreement. The Company has no operating history, and the officers and directors of the Company have no prior experience in the property catastrophe reinsurance business.

UNPREDICTABILITY OF RISK

     Under the Reinsurance Agreement, the Company will be obligated to indemnify the Ceding Insurer for the Ceding Insurer's Ultimate Net Loss on the Subject Business up to the Maximum Recovery, but only to the extent that such Ultimate Net Loss exceeds the Trigger Amount. The Subject Business consists of the Ceding Insurer's residential and personal property (excluding automobile) insurance policies covering properties located in the Covered States. The Company's liability under the Reinsurance Agreement is for a single
Hurricane within the Reinsurance Period that results in Ultimate Net Loss in excess of the Trigger Amount. If there is more than one Hurricane that results in Ultimate Net Losses in excess of the Trigger Amount, the Ceding Insurer is entitled to make a claim under the Reinsurance Agreement only in respect of one such Hurricane selected by the Ceding Insurer in its sole discretion. Consequently, the Company is exposed to the occurrence and severity of Hurricanes occurring in the Covered States during the Reinsurance Period. No prediction can be made as to whether a Hurricane that occurs in the Covered States during the Reinsurance Period will result in a level of Ultimate Net Loss that will exceed the Trigger Amount and therefore result in the Company incurring a liability under the Reinsurance Agreement. The Notes are effectively subordinated to the obligations of the Company under the Reinsurance Agreement. Any obligations of the Company to make a payment to the Ceding Insurer under the Reinsurance Agreement will result in the Noteholders incurring a loss on their Notes.

REGULATION

     The Company will be a licensed Cayman Islands reinsurance company. As such, the Company will be subject to regulation and supervision in the Cayman Islands. The applicable Cayman Islands statutes and regulations generally are designed to protect insurers and ceding insurance companies rather than holders of debt of the insurance company. Among other things, such statutes and regulations require an insurance company to maintain minimum levels of capital and surplus; may (but do not currently) impose restrictions on the amount and type of investments it may hold; may (but do not currently) prescribe solvency standards that it must meet; require approval of transfers of ownership of its capital shares; and provide for the performance of certain periodic examinations of the insurance company and its financial condition.

     The Company will not be registered or licensed as an insurance company in any jurisdiction in the United States. The Ceding Insurer is located in the United States. The insurance laws of each state in the United States regulate the sale of insurance and reinsurance within their jurisdiction by alien reinsurers, such as the Company. The Company will conduct its business through its offices in the Cayman Islands and will not maintain an office, and its personnel will not solicit, advertise, settle claims or conduct other insurance activities, in the United States. Accordingly, the Company does not believe it will be in violation of insurance laws of any jurisdiction in the United States. There can be no assurance, however, that inquiries or challenges to the Company's insurance activities will not be raised in the future. See "Reinsurance Activity of the Company -- Regulation".

     Recently, the insurance and reinsurance regulatory framework has been subject to increased scrutiny in the United States and various states within the United States. In the past, there have been Congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate alien reinsurers. It is not possible to predict the future impact, if any, of changing law or regulation on the operations of the Company.

UNITED STATES FEDERAL INCOME TAX RISKS

     The Company was formed and intends to operate in such a manner that it believes would not cause it to be treated as engaged in a trade or business within the United States. The Company has received an opinion of Skadden, Arps, Slate, Meagher & Flom that, although the matter is not free from doubt due to a lack of relevant authority and the highly factual nature of the analysis, the Company would not be deemed to be so engaged. On this basis, the Company does not expect to be required to pay United States income tax with respect to its income. There can be no assurance, however, that the U.S. Internal Revenue Service (the "IRS") will not contend, and that a court would not ultimately hold, that the Company is engaged in a trade or business within the United States. If the Company were deemed to be so engaged, it would, among other things, be subject to U.S. federal income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business. The maximum federal tax rates currently are 35% for a corporation's effectively connected income and 30% for the branch profits tax, resulting in an effective maximum U.S. federal income tax rate of 54.5%. The branch profits tax is imposed each year on a corporation's effectively connected earnings and profits (with certain adjustments) deemed repatriated out of the U.S. If imposed, such taxes would substantially reduce any potential return to the Noteholders on their respective investments. In addition, if the Company were treated as being engaged in a trade or business within the United States, all or a portion of the interest on the Notes would be U.S. source income, which could adversely affect certain Noteholders' foreign tax credit positions, depending on their respective individual circumstances.

     In addition, as described more fully below, there are a number of other uncertainties relating to the U.S. federal income taxation of the Company and Noteholders, which, depending on the ultimate resolution of such uncertainties, could have adverse consequences to a Noteholder who is a U.S. person. See "Certain Income Tax Considerations."

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

     The Company is a Cayman Islands company and all its officers and directors, as well as all of the experts named herein, are residents of various jurisdictions outside the United States. Certain of the assets of the Company and all or a substantial portion of the assets of such officers and directors and of the Company are or may be located in jurisdictions outside the United States. Although the Company has irrevocably agreed that it may be served with process in New York, New York with respect to actions based on violations of the United States federal securities laws relating to offers and sales of the Notes made hereby, it could be difficult for investors to effect service of process within the United States on directors and officers of the Company or to recover against the Company or such directors and officers on judgments of United States courts predicated upon civil liabilities under the United States federal securities laws.

     The Company has been advised by its Cayman Islands counsel, Maples and Calder, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against such persons or the Company predicated upon the civil liability provisions of the United States federal securities laws or (ii) original actions brought in the Cayman Islands against such persons or the Company predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies under the United States federal securities laws, would not be allowed in Cayman Islands courts as contrary to public policy.

CLAIMS SETTLEMENTS BY CEDING INSURER

        The Company will be a reinsurance company which, under the Reinsurance Agreement, agrees to indemnify the Ceding Insurer for Covered Losses on the Subject Business. Pursuant to the Reinsurance Agreement, All loss settlements made by the Ceding Insurer, provided they are within the conditions of the original Policies and within the terms of the Reinsurance Agreement, shall be unconditionally binding upon the Company.

Although the Company, through the Claims Administrator, will endeavor to monitor the claims settlement practices of the Ceding Insurer and the Company believes that the Ceding Insurer will settle such claims in good faith, the Company is generally bound to accept the claims settlements agreed to by the Ceding Insurer, and such settlements may be for amounts which could be greater than the amounts that would be agreed to if the Company were to settle such claims directly.

EFFECTIVE SUBORDINATION OF THE NOTES UPON EVENTS OF DEFAULT

     Notwithstanding that the Indenture Trustee and the holders of the Notes have the right upon the occurrence of an Event of Default under the Indenture to declare the principal of the Notes to be immediately due and payable and to exercise certain remedial proceedings, so long as the Reinsurance Agreement is in effect, the payment of the Notes and the exercise of such remedies will effectively be subordinated to the rights of the Ceding Insurer under the Reinsurance Agreement. Neither the Indenture Trustee nor the holder of any Note will have access to the Permitted Investments or other assets held by the Regulation 114 Trustee (i) until termination of the Reinsurance Agreement, (ii) except to the extent of interest earnings on such Permitted Investments, or
(iii) except to the extent there are Excess Funds available in the Regulation 114 Trust.

                                  THE COMPANY

     HPR Limited, a Cayman Islands corporation (the "Company"), was formed on May 3, 1996, and will be licensed as a reinsurance company under the laws of the Cayman Islands. The sole purpose of the Company will be to engage in property catastrophe reinsurance under the Reinsurance Agreement solely with the Ceding Insurer. The Company is not, and does not intend to be, a licensed insurance or reinsurance company in any State of the United States. So long as the Notes are outstanding the Company will not engage in any insurance or reinsurance activities, or any other business activities, other than those contemplated by the Reinsurance Agreement.

     The Company's initial share capital of $120,000 was provided by [name of company]. [Name of company] transferred the shares initially acquired from the Company to a charitable trust unaffiliated with the Ceding Insurer of which the trustee is Midland Bank Trust Corporation (Cayman) Limited. The officers and directors of the Company are non-U.S. citizens who are independent of, and not related to, the Ceding Insurer. See "Management."

     On the Closing Date, the Company will be a registered reinsurance company under the laws of the Cayman Islands. The Company will not be registered or licensed as an insurance or reinsurance company in any other jurisdiction. See "Reinsurance Activity of the Company -- Regulation."


                               THE CEDING INSURER

     The Ceding Insurer is a [insurance company] formed in [date]. The Ceding Insurer currently has approximately [number] policyholders.

     The Ceding Insurer and its various property and casualty subsidiaries provide personal lines insurance, which includes Automobile, Homeowners, Dwelling, Tenant Homeowners, Condominium Owners, Pleasure Boat and Inland Marine Floater insurance, to its policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, the Ceding Insurer offers insurance and financial service products. The Ceding Insurer is the _______ largest private passenger automobile and the ______ largest homeowner insurer in the United States. The Ceding Insurer's claims-paying ability has been rated "___" by Moody's Investors Service, Inc. and "___" by Standard & Poor's Corporation. The Ceding Insurer is headquartered in ____________________ and employs approximately ______________ people.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be paid to the Company and deposited by the Company with the Regulation 114 Trustee and invested in Permitted Investments for disposition in accordance with the Regulation 114 Trust Agreement. See "Reinsurance Activity of the Company -- The Regulation 114 Trust Agreement and the Regulation 114 Trust."

                         CAPITALIZATION OF THE COMPANY

     The following table illustrates the capitalization of the Company as of the Closing Date, giving effect to the issuance of the Notes on such date.

Dollars in thousands
Notes                                                                     $
Shareholders' equity:
  Ordinary Shares ($.__ par value, ___________ shares authorized,
  _______________ shares issued and outstanding)
Additional paid-in capital
                                                                           ----------
  Total shareholders' equity                                              $
                                                                           ----------
Total capitalization                                                      $
                                                                           ==========


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION

          Proceeds from the sale of the Notes will be paid to the Company and deposited by the Company with the Regulation 114 Trustee and invested in Permitted Investments. See "Use of Proceeds."

EXPENSES

     The principal expense of the Company will consist of interest payments due on the Notes. It is expected that substantially all of the remaining expenses of the Company will consist of amounts payable for audit expenses, legal expenses and fees of the Indenture Trustee, the Administrative Agent, the Claims Administrator and other expenses related to the Notes, including Net Swap Payments if any. It is anticipated that, so long as there are not any Ultimate Net Losses in excess of the Trigger Amount under the Reinsurance Agreement, (i) interest earnings on the Permitted Investments, (plus any Net Swap Receipts and minus any Net Swap Payments) (ii) scheduled payments of Premium under the Reinsurance Agreement and (iii) the amount available at the maturity of the Permitted Investments upon termination of the Regulation 114 Trust will provide sufficient funds to make timely payment of all such expenses, and to pay principal of and interest on the Notes when due.

CAPITAL RESOURCES AND LIQUIDITY

     The Company's primary sources of funds with respect to the Notes (in addition to the amount available at the maturity of the Permitted Investments upon termination of the Regulation 114 Trust) will be payments of Premium under the Reinsurance Agreement, interest earnings on the Permitted Investments and Net Swap Receipts. It is anticipated that, so long as there are not any Ultimate Net Losses in excess of the Trigger Amount under the Reinsurance Agreement, the Company will have sufficient liquidity and capital resources to pay all amounts due on the Notes and all of its other expenses. The Company will not have any significant source of funds (in addition to the amount available at the maturity of the Permitted Investments upon termination of the Regulation 114 Trust) for payment of principal of and interest on the Notes other than the Premium received under the Reinsurance Agreement and the interest earnings on the Permitted Investments and Net Swap Receipts.

RESULTS OF OPERATIONS

     The Company's results of operations will depend principally on whether or not there are any Ultimate Net Losses in excess of the Trigger Amount under the Reinsurance Agreement and on the amount of Premium paid under the Reinsurance Agreement, the amount of interest earnings on the Permitted Investments and the amount of any Net Swap Receipts and the amount of its expenses, including interest payments on the Notes, and its operating expenses.

EARNINGS TO FIXED CHARGES

     Because the Company has had no operating history, no historical or pro forma ratio of earnings to fixed charges has been included in this Prospectus.


                                SUBJECT BUSINESS

     The "Subject Business" is a subset of the Ceding Insurer's overall insurance portfolio and is comprised of Policies in the following lines of business: Dwelling, Homeowners, Condominium Owners, Pleasure Boat, Tenant Homeowners and Inland Marine Floater in the Covered States. Each of the Polices that comprise the Subject Business has exposure to loss from various perils. However, the Reinsurance Agreement will only cover Covered Losses in respect of the Subject Business that arise from the peril of a Hurricane. The Company is able to determine the cause of Loss from the information reported by the Ceding Insurer and thus determine whether the Loss falls within the coverage provided under the Reinsurance Agreement.

POLICIES IN FORCE

     The Policies comprising the Subject Business in the Covered States which will be subject to the Reinsurance Agreement will be the Policies in force as of August 31, 1996 (the "Cut Off Date"), including any of such policies rewritten by the Ceding Insurer due to refinancing or divorce by the insured. Except as set forth in the immediately succeeding sentence, no Policies entered into by the Ceding Insurer after the Cut Off Date will be subject to the Reinsurance Agreement. Policies in effect on the Cut Off Date which are renewed by the Policyholder during the Reinsurance Period will be subject to the Reinsurance Agreement. In connection with any such renewal, the terms of such Policy may be changed in certain ways, including increasing the amount of the total coverage or charging the amount of the deductible. The Ceding Insurer may not substitute any new Policies under the Reinsurance Agreement for Policies in force as of the Cut Off Date which lapse or are terminated during the Reinsurance Period.

GENERAL INFORMATION

     The Ceding Insurer is one of the largest property and casualty insurers in the United States in terms of written premium. The Ceding Insurer writes only personal lines property and casualty insurance on a direct basis, with a minimal amount of reinsurance written on a pool basis. [Brief discussion of recent results of operations]

     While the Ceding Insurer's business includes a variety of insurance products, the Reinsurance Agreement covers only Dwelling, Homeowners, Condominium Owners, Pleasure Boat, Tenant Homeowners and Inland Marine Floater. The following discussion focuses primarily on Homeowners, which is the Ceding Insurer's second largest line of business (__ percent). However, some of the catastrophe management strategies discussed below are being implemented for the other lines of business as well.

UNDERWRITING PROCESS

     Underwriting information on a particular dwelling is obtained from the applicant as well as outside sources, including a property loss database and property inspection services. The property loss database can be used by an underwriter to obtain information on prior losses reported by other insurance companies and is used as a supplement to the applicant's claims history with the Ceding Insurer.

     For higher value dwellings (single story dwellings in excess of $250,000 and multi-story risks in excess of $150,000), property inspection services provide pictures and diagrams of the dwelling, which aid in determining the desirability of the risk, the condition of the dwelling, the replacement cost and the proper coverage amount. Replacement cost of the dwelling is developed using on-line cost evaluation software, which is based on construction cost data. Property insurance underwriters have authority to order additional investigation as needed to fully evaluate a particular risk.

UNDERWRITING MANAGEMENT

     The pricing goal of the Ceding Insurer is to offer its policyholders the lowest possible rates while assuring its financial strength. The Ceding Insurer's pricing strategy is to set cost-based rates with policyholders paying premiums commensurate with the risk they represent.

     The Ceding Insurer's underwriting program ensures, through an interface with the claims system, that property business is monitored constantly based on claims experience. Underwriters review business that has sustained a certain level of losses to determine if underwriting action is needed and, if so, the appropriate action to take. Claims adjusters, while on site to investigate claims, also look for situations of inadequate coverage and underwriting hazards, and refer these cases to an underwriter for review. To ensure that premiums are commensurate with the exposure insured, the Ceding Insurer emphasizes insurance to value, so that policies are written with adequate limits which are automatically updated annually for increases in construction costs.

     The Ceding Insurer has undertaken various steps to limit its exposure to catastrophes, including Hurricanes, both in the Covered States and throughout the United States. For example, the Ceding Insurer has ceased marketing Homeowners insurance in certain catastrophe-prone areas, including certain parts of Florida and California. Other steps, described below, include:

          (i)    implementation of a new Homeowners program, as described below;
          (ii)   increased use of residual market and state funds;
          (iii)  discontinuance of mobile home coverage in all locations; and
          (iv)   introduction of higher minimum deductibles.

     Implementation of New Homeowners Program

     In 1993, in an effort to better control dwelling losses, the Ceding Insurer developed and began implementing a new program for its Homeowners line of business. Under the old program, dwellings meeting certain eligibility requirements could purchase an endorsement which provided payment of all dwelling replacement costs, regardless of the limit of liability for dwelling coverage. Approximately 50 percent of the Ceding Insurer's Homeowners policies included this endorsement.

     Under the new program, two types of contract (preferred and standard) are offered:

          THE PREFERRED CONTRACT. The Preferred Contract is offered only to dwellings built since 1950 with a replacement cost of at least $70,000 in areas with certain fire protection classification (ISO Protection Class 1-8). The terms of the Preferred Contract include an additional 25 percent of the dwelling coverage limit, with the option of purchasing an additional 50 percent for additional premium. Contents coverage is offered in an amount equal to 75 percent of the dwelling coverage limit. The Preferred Contract is available in California, Florida or Hawaii, or in the coastal counties of Alabama, Connecticut, Georgia, Louisiana, Maryland, Massachusetts, Mississippi, New Jersey, New York, Rhode Island, South Carolina, and Virginia.

          STANDARD CONTRACT. The Standard Contract limits replacement cost coverage to the dwelling coverage limit of liability, with the option of purchasing an additional 25 percent or 50 percent for additional premium. Contents coverage is offered in an amount equal to 50 percent of the dwelling coverage limit. The Standard Contract can be endorsed for additional premium to provide most, but not all, of the limits of the Preferred Contract.

     The new program has been approved in Washington, D.C. and every state except North Carolina and Texas, which use a contract promulgated by the respective state insurance department. North Carolina has approved a program similar to the Ceding Insurer's new program effective November 1, 1996. Texas does not allow guaranteed replacement cost coverage, so dwelling replacement cost is limited to the policy limit of liability.

     As of August 1, 1996, the Ceding Insurer's new program will have been fully implemented throughout the Covered States (other than North Carolina and Texas) except for Connecticut, Georgia and New York. In those states, the prior program remains in effect.

     Under both the Standard and the Preferred Contracts, most policies include an endorsement which annually revises the dwelling limit of liability to reflect any change in the construction cost index. Additional premium is charged based on the increase in the limit of liability.

     Increase Use of Residual Markets and State Funds

     Florida Windstorm Underwriting Association. The Ceding Insurer excludes wind and hail coverage for all new Homeowners business in seven coastal Florida counties (______, _______, _______, ______, _______, _______ and ______). Wind
and hail coverage is obtained by the policyholder from the Florida Windstorm Underwriting Association ("FWUA"). As of June 11, 1996, wind and hail coverage had been excluded on ____ policies, reducing the Ceding Insurer's dwelling coverage exposure by $___ million, and total exposure by $___ million. The Ceding Insurer is expected to reduce such wind and hail exposure an additional $___ million in dwelling coverage ($___ million in total exposure) by August 1, 1996. In addition, wind and hail coverage is excluded on what the Ceding Insurer deems to be high value dwellings in other counties eligible for the FWUA.

     Florida Hurricane Catastrophe Fund. The Ceding Insurer participates in the Florida Hurricane Catastrophe Fund, and will recover a maximum of $____ million of its losses in the event of a Hurricane. This amount is excluded from the calculation of the Trigger Amount under the Reinsurance Agreement.

     Texas Catastrophe Property Insurance Association. As of March 31, 1996, the Ceding Insurer has excluded wind and hail coverage on over ____ Texas coastal Homeowners and Dwelling fire policies, reducing its dwelling coverage exposure by approximately $___ million and total exposure by approximately $____ million. Wind and hail coverage is obtained by the policyholder from the Texas Catastrophe Property Insurance Association ("TCPIA"), which provides windstorm coverage on a direct basis in these counties. For risks in all coastal counties where wind and hail coverage is not excluded, a 1 percent deductible applies for wind and hail losses.

     Discontinuance of Mobile Home Coverage in all Locations.

     Hurricane-caused losses to mobile homes are not included in the Subject Business. As of March 31, 1996, the Ceding Insurer has fewer than _____ mobile home policies in force. The Ceding Insurer is in the process of non-renewing all mobile home business, with the last mobile home policies expected to be off the books by the end of 1997.

     Introduction of Higher Minimum Deductibles

     The Ceding Insurer has implemented a minimum $1,000 wind/hail deductible, which would apply in the event of a Hurricane, in certain high risk areas, including the southern coastal counties of Florida, and the coastal areas of Alabama, Louisiana, Maryland and Mississippi and Texas. Similar action is planned for other states with high wind exposures.

CLAIMS MANAGEMENT

     The Ceding Insurer's claims are settled using, to the extent possible, staff claims adjusters. In addition to the Ceding Insurer's regional offices, twelve claims branch offices are located throughout the country, with additional claims personnel working from their homes as required. The Ceding Insurer utilizes an automated processing system to record claims activities. This computer network, which links the Home Office and the field offices, supports nearly 4 million claims transactions daily, including loss details, payments, reserve adjustments, appraisal appointments and file status changes. Claims adjusters use laptop computers, CD ROM technology and cellular phones to improve efficiency, settle claims quickly and minimize loss adjustment expenses.

     In [         ], the Ceding Insurer created a Catastrophe (CAT) Operations group to facilitate the rapid deployment of field adjusters, supplies and equipment when needed. Potential Hurricanes are monitored through the Internet, on-line weather products and satellite technology in order to provide advance information for planning purposes. Geographic information systems technology is used to locate policyholders' dwellings using latitude and longitude in the event street signs and other identifying markers are missing, and is also used to predict magnitude of damage so that claims resources can be deployed more efficiently.

     In the event of a catastrophe, resources are pulled from all areas to establish CAT sites and become operational within 24 hours. Cross training, resource sharing and in-place agreements with independent adjusting firms allow the Ceding Insurer to increase its field adjuster staff in a short period of time and equip that staff with the technology to determine coverage, estimate damage and authorize emergency repairs to prevent further damage to the insured dwelling and contents. A claims replacement service coordinates replacement of the policyholders' personal property and reduces claims payments. Further, the Ceding Insurer has implemented an alliance with an independent property restoration company, which provides contractors and suppliers to work with claims adjusters in restoring policyholders' property losses.

     To control legal expenses, the Ceding Insurer has established 12 Staff Counsel Offices throughout the country. The use of salaried attorneys and support staff has proved a cost effective alternative to outside counsel in locations where suit volume is high. By focusing exclusively on the Ceding Insurer's business, attorneys assigned to these offices develop expertise in handling the type of litigation typically directed at the Ceding Insurer and its policyholders.


HISTORICAL EXPERIENCE REGARDING LOSSES FROM
HURRICANES IN THE COVERED STATES

     The Hurricane loss information set forth below is either historical information or information based on historical information and is presented solely for illustrative purposes. It is not a prediction of the range of possible losses that may occur in the future. A Hurricane of a larger force than those shown below, or a Hurricane of similar force that has a different path (e.g., one that travels over a more populated area or an area with higher value dwellings), could produce a larger amount of losses than those shown below. No assurance can be given that there will not be a Hurricane of sufficient force in the Covered States such that the Ceding Insurer will have a claim for Ultimate Net Losses under the Reinsurance Agreement.

   CEDING INSURER LARGEST HURRICANE CLAIMS IN THE COVERED STATES (1900-1995)

                                                                                                                      Company
                                                                                            Illustrative Claims    Illustrative(4)
                               Date of         Actual Claim                                 Based on Policies In      Shares of
Hurricane                     Landfall       Amount ("ACA")(1)    ACA in 1996 Dollars(2)   Force as of 3/31/96(3)   Total Claims
- ---------                     --------       -----------------    ----------------------   ----------------------   ------------



1 - Actual Claim Amount ("ACA") represents actual claims by Ceding Insurer policyholders for losses incurred directly as a result of the specified Hurricane. ACA has been increased by 2% for Pleasure Boat and Inland Marine Floaters combined, and by another 2% for loss adjustment expenses.


2 - ACA in 1996 dollars represents the Actual Claim Amount restated in constant
    1996 dollar terms by applying an inflation or claim cost index (selected index is [ ]%/year) based on the Boeckh Index of construction cost (US Dept. of Commerce).

3 - Illustrative Claims Based on Policies In Force as of 3/31/96 is the estimate of claims that would result had the specified Hurricane occurred on 3/31/96, given the Ceding Insurer's exposure under policies in force at that time. The estimation process is based upon computer simulations performed by an independent consultant to the Ceding Insurer. Although the Ceding Insurer believes such information reasonably reflects aggregate claims that would have resulted from the respective storm characteristics, it is nonetheless for illustrative purposes only and no representation can be made as to its accuracy.

4 - Company Illustrative Share of Total Claims is an estimate of the Company's share of the Ceding Insurer's Illustrative Claims Based on Policies In Force as of 3/31/96 assuming that the Reinsurance Agreement had been in effect at such time. Because this estimation relies on computer simulations performed by the Ceding Insurer's independent consultant, it is for illustrative purposes only and no representation can be made as to its accuracy.

                       INDUSTRY LARGEST HURRICANE CLAIMS
                       IN THE COVERED STATES (1900-1995)

                                                          Estimated        Estimated Industry           Company
                       Saffir Simpson    Estimated         Industry         Claims Based on          Illustrative
           Date of        ("S.S.")        Industry        Claims in       Industry Policies In      Share of Total
Hurricane  Landfall  Classification(1)   Claims(2)     1996 Dollars(3)     Force as of 12/31/95(4)   Industry Claims(5)
- ---------  --------  -----------------  ----------     ---------------    ------------------------   ------------------




1 - Saffir Simpson ("S.S.") Classification is a 0 to 5 scale (named after Herbert Saffir) used to describe wind disaster potentials. The higher the scale, the higher the loss potential.

2 - Estimated Industry Claims is information derived from the Insurance Information Institute.

3 - Estimated Industry Claims in 1996 Dollars are Estimated Industry Claims restated in constant 1996 dollars by applying an inflation or claim cost index based on Construction Cost Index and the Boeckh Index of construction cost (US Dept. of Commerce).

4 - Estimated Industry Claims Based on Industry Policies In Force as of 12/31/95 are estimates of total industry claims that would result had the specific Hurricane occurred on 12/31/95 given estimates of industry-wide policies in force at that time. The estimation process is based upon computer simulations performed by an independent consultant to the Ceding Insurer. Although the Ceding Insurer believes such information reasonably reflects aggregate claims that would result from the respective storm characteristics, it is nonetheless for illustration purposes only and no representations can be made as to its accuracy.

5 - Company Illustrative Share of Total Industry Claims is the proportion of estimated claims that is an estimate of the Company's share of the Estimated Industry Claims based on Policies in force on 3/31/96 assuming that the Reinsurance Agreement had been in effect at that time. Because this estimation relies on computer simulations performed by the Ceding Insurer's independent consultant, it is for illustrative purposes only and no representation can be made as to its accuracy.

                        CEDING INSURER POLICIES IN FORCE
                   POLICY EXPOSURES IN THE COVERED STATES(1)
                                   ($BILLION)

                          As of [         ]                                                 As of [          ]
                          ---------------------------------------                           -------------------------------------
                                                    % of Total                                                       % of Total
          Line of                 Policy              Policy               Line of                  Policy             Policy
         Insurance              Amounts(2)           Amounts             Insurance(2)             Amounts(2)           Amounts
         ---------              -------              -------             ------------             -------              -------
  Homeowners                       $                    %               Homeowners               $                        %
  Condominium                                           %               Condominium                                       %
    Owners                                                                Owners
  Tenant                                                                Tenant
    Homeowners                                                            Homeowners
  Dwelling                                                              Dwelling
                                                                                                                          %

  Total                                               100.0%                                                            100%


1 - Ceding Insurer Exposure In Force in the Covered States represents the Ceding Insurer's total exposure to Hurricane loss in the Covered States based upon its policies in force for the respective periods..

2 - Total Amounts have been increased by 2% for Pleasure Boat and Inland Marine Floater combined, and by another 2% of the adjusted amount for loss adjustment expenses.

                        CEDING INSURER POLICIES IN FORCE
                            IN THE COVERED STATES(1)

                   As of [         ]              As of [         ]              As of [        ]
                   ----------------------------   -----------------------------  ----------------------------
Covered States       Amount        % of Total       Amount        % of Total        Amount       % of Total
- ----------------   ----------    --------------   ----------    ---------------  -----------   --------------
Northeast
- ---------

Connecticut
Maine
Massachusetts
New Hampshire
New York
Rhode Island

Vermont
Mid-Atlantic
- ------------
Delaware
District of
  Columbia
Maryland
New Jersey
Pennsylvania

Virginia
Southeast
- ---------
Florida
Georgia
North Carolina
South Carolina

Gulf
- ----
Alabama
Louisiana
Mississippi
Texas





1 - Ceding Insurer Policies In Force in the Covered States represents the Ceding Insurer's total exposure to Hurricane loss in the Covered States based upon its policies in force for the respective periods.


                             HURRICANE FREQUENCIES
                    IN THE COVERED STATES FOR 1900 - 1995(1)

Hurricanes Per Year                 Frequency of Occurrence for 1900 - 1995
- -------------------                 ---------------------------------------
0
1
2
3
4
More Than 4
Largest Number in Any Single Year


1 - Hurricane Frequencies In The Covered States For 1900 - 1995 include only those Hurricanes which made landfall in the Covered States in the time period from 1900 to 1995. During that same time period, an additional [2] Hurricanes made landfall outside the Covered States, both in the State of Hawaii.

                          HURRICANE FREQUENCIES IN THE
                COVERED STATES FOR 1900 - 1995 S.S. CATEGORY(1)


                                         S.S. Category
                          -----------------------------------------
        Covered States        1       2       3        4       5                   Total Hurricanes
- --------------------------  -----   -----   -----    -----   -----            --------------------------
Northeast
- ---------

Connecticut
Maine
Massachusetts
New Hampshire
New York
Rhode Island

Vermont
Mid-Atlantic
- ------------
Delaware
District of Columbia
Maryland
New Jersey
Pennsylvania

Virginia
Southeast
- ---------
Florida
Georgia
North Carolina
South Carolina

Gulf
- ----
Alabama
Louisiana
Mississippi
Texas
- ----------------------
Total



1 - For the purpose of this table, each Hurricane landfall is a separate event, i.e. a Hurricane that makes two landfalls is counted as two events. Hurricane Andrew, for example, made landfall in both Florida and Louisiana, and accordingly is included in the Total Hurricanes occurring in each state.

                            HURRICANES AND INSURANCE

General

     A Hurricane is a tropical cyclone forming over open ocean with sustained surface wind speeds of 74 miles per hour or higher. The term "sustained wind speed" refers to the wind averaged over a one minute period. The speed of shorter period gusts or lulls may be considerably higher or lower than the sustained wind. Surface wind speed is defined as the wind at 33 feet above ground.

     Hurricanes are a phenomenon of specific regions because certain climatic conditions are necessary in order for a Hurricane to form and maintain itself. Two primary conditions are essential: specific minimum water temperature and the relative absence of vertical shear winds. Water temperatures must exceed 80o fahrenheit and be distributed over a large reservoir of water having a minimum depth of approximately 200 feet. There must be a relative absence of vertical shear winds which are winds that change appreciably in either magnitude or direction over this large region of warm water. The above conditions are typically found in the North Atlantic between the 10 and 40 degree latitudes in the late summer and early fall. In addition to these primary conditions other conditions must be present before a Hurricane can form.

     In the general circulation of the atmosphere, the warm and moist air of the tropics pushes up to meet the cooler air masses of the temperate zones.
Due to the rotation of the earth, the cooler air will tend to flow with an east-to-west bias in the northern hemisphere, whereas the warmer air tends to flow with a west-to-east bias. When the air masses collide, the warm moist air can be pushed vertically upward and will then lose heat through evaporation. While losing heat, this air becomes lighter and so continues to rise, losing even more heat through evaporation.

     These rising warm air currents create a depression in the form of a drop in air pressure. The warm air of the surrounding region as well as the cooler air will then rush in to fill this depression because air always flows from a higher pressure region to a lower pressure area. The pressures do not simply equalize, but rather because of the inward spiraling motion of the colliding air fronts, an eddy current develops.

     Within the central core, or eye, of a Hurricane, there is relative calm. The spiraling air fronts do not penetrate the core as a result of conservation of angular momentum. Instead, a band of strong winds and heavy precipitation (called the radius of maximum winds) develops outside the eye at the eyewall.

     The wind flow in the earth's boundary layer, that is the layer near the surface, is turbulent, with constant fluctuations about the mean wind speed. Shorter period fluctuations, typically of 10 seconds or less duration, are called gusts. The wind flow within tropical storms is typified by gusty winds. Due to the turbulence generated by flow over and around obstacles, the winds over land and especially in urban areas may be gustier than over the open ocean. There is evidence that gust factors in Hurricanes are somewhat higher than in other intense wind storms.

     In addition to the warm water temperature and absence of vertical shear winds, several other factors have been identified which may help to shape the particular characteristics of Hurricane activity, including west African rainfall, El Nino, quasi-biennial oscillation, sea level pressure anomaly and zonal wind anomaly.

     Certain recent research has suggested a link between rainfall in portions of western Africa, including the Sahel, and the frequency of intense (Category 3,4 and 5) Hurricanes which approach or cross the U.S. east coast. While the physical mechanism for this linkage is still under investigation, the large majority of "Hurricane free" years since 1960 have been associated with drier than normal conditions in these African regions. By contrast, the 1940's and 1950's, a period of intense storm activity along the east coast, were periods of much higher than normal precipitation in these African regions. There have been signs that rainfall in western Africa is gradually reverting to a wetter regime. If so, and to the extent this theory is correct, it is possible that intense Hurricanes may once again become more frequent along the east coast.

     Measuring Hurricane Intensity

     The strength of a Hurricane can be represented in several ways. One measure of strength is the central pressure, or more precisely, the peripheral pressure, which is the difference between the barometric pressure in the central eye and the pressure immediately outside the Hurricane. The maximum wind speed of a Hurricane depends almost entirely on the difference between the central and peripheral pressures. The larger this pressure differential, the larger the potential for damage. Since the peripheral pressure does not change significantly, a larger pressure differential implies a lower central pressure.

     The severity of a Hurricane is often measured by the Saffir-Simpson index, developed by Herbert Saffir in 1971. This index ranges from zero to five, with five being the most severe.

     A category 3 Hurricane has winds of 111 to 130 mph or storm surge 9 to 12 feet above normal. Since 1900, there have been 47 category 3 storms. This includes Hurricane Carol, which made landfall in the northeastern United States in August 1954. Carol caused $[ ] billion in industry residential property
claims (in 1996 dollars), making it the [    ] costliest hurricane on the
Atlantic and Gulf coasts of the United States. A hurricane of this magnitude causes damage to shrubs and trees, blowing foliage off the trees and some large trees are blown down. Practically all poorly constructed signs are blown down. There is some roofing material damage, some window and door damage, some structural damage to small residences and utility buildings. There may be serious flooding at the coast with many smaller structures near the coast destroyed. Larger structures are damaged by battering of floating debris. Terrain continuously lower than 5 feet may be flooded inland 8 miles or more. Evacuation of low-lying residences within several blocks of the shoreline may be required.

     A category 4 storm has winds of 131-155 mph or storm surge 13 to 18 feet above normal. Since 1900, there have been 20 category 4 Hurricanes. Hurricane Andrew, the most destructive U.S. hurricane hit southern Florida in August 1992
and cause $[   ] billion in residential property claims (in 1996 dollars).
While generally listed as a category 4 storm, it was on the borderline of category 5. Other category 4 storms and their damage to residential property
in 1996 dollars include Hugo (1989, $[   ] billion), Betsy (1965, $[  ]
billion) and Hazel (1954, $[ ] billion). In a category 4 Hurricane, shrubs and trees are blown down, as are all signs. There is extensive roofing material damage, extensive window and door damage, complete failure of roof structures on many small residences. Storm surge of that height means that terrain continuously lower than 10 feet may be flooded inland as far as 6 miles. Major damage occurs to lower floors of structures near the shore due to flooding and battering action, and there is major erosion of beach areas. Massive evacuation of all residences within 500 yards of the shoreline may be required and of single-story residences on low ground within 2 miles of the shoreline. Hurricane Hugo provided evidence of how far inland Hurricane-force winds can reach. Cities as far from the coast as Charlotte, North Carolina (approximately 200 miles) sustained major damage from Hugo's winds.

     A category 5 storm would have winds greater than 155 mph or storm surge at heights greater than 18 feet above normal. Since 1900, there have been two category 5 Hurricanes, an unnamed hurricane in 1935 and Hurricane Camille in 1969. At this level, shrubs and trees are down, roofing damage is considerable, and all signs are down. Very severe and extensive window and door damage will occur. Complete failure of roof structures on many residences and industrial buildings will occur. There will be extensive glass failures, some complete building failures, and small buildings overturned and blown over or away. Storm surge would cause major damage to lower floors of all structures located less than 15 feet above sea level and within 500 yards of the shoreline, and extensive flooding inland. Massive evacuation of residential areas situated on low ground within 5 to 10 miles of the shoreline may be required.

                      REINSURANCE ACTIVITY OF THE COMPANY


THE REINSURANCE AGREEMENT

     The following summary of the terms of the Reinsurance Agreement is qualified in its entirety by reference to the Reinsurance Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


     General

     Pursuant to the Reinsurance Agreement, the Company will be obligated to indemnify the Ceding Insurer for all Ultimate Net Losses caused by a single Hurricane during the Reinsurance Period in the Covered States for which the Ceding Insurer has liability under the Subject Business, provided that (i) the Company shall have no liability for Covered Losses of the Ceding Insurer due to a Hurricane except to the extent that the aggregate of such Covered Losses for such Hurricane exceed the Trigger Amount, and (ii) the liability of the Company is limited to $___________ of the first $___________ of such Covered Losses in excess of the Trigger Amount. The Company's obligations relate solely to the occurrence of a single Hurricane where the Ceding Insurer's Ultimate Net Losses due to such Hurricane exceed the Trigger Amount. By way of example, the Company would have no liability under the Reinsurance Agreement if two or more Hurricanes occurred during the Reinsurance Period and the Ultimate Net Losses of the Ceding Insurer for any single one of such Hurricanes were less than $_____________ notwithstanding that the aggregate of such Ultimate Net Losses was in excess of $_____________. In addition, if two or more Hurricanes occurred during the Reinsurance Period and the Covered Losses of the Ceding Insurer for each of such Hurricanes was in excess of $_____________, the Company's obligations under the Reinsurance Agreement would extend to only one of such Hurricanes. In the latter example, the Ceding Insurer would have the right to select which of such Hurricanes would be the subject of its claims against the Company under the Reinsurance Agreement.

     Reinsurance Period

     The Reinsurance Agreement shall be in effect from 12:01 a.m. (New York City time), August 1, 1996 and shall remain continuously in effect until 11:59 p.m. (New York City time), July 31, 1997. If the Reinsurance Agreement shall terminate while a covered Hurricane is in progress, subject to certain conditions, the Company shall be liable for its proportion of the entire loss or damage caused by such Hurricane whether prior to or after termination.

     "Policies" Defined

     The term "Policies" means all policies, binders, or contracts of insurance or other evidences of liability under policies issued by the Ceding Insurer as Dwelling, Homeowners, Condominium Owners, Pleasure Boat, Tenant Homeowners and Inland Marine Floater business. The Policies comprising the Subject Business in the Covered States which will be subject to the Reinsurance Agreement will be the Policies in force on the Cut Off Date. Except as set forth in the immediately succeeding sentence, policies entered into by the Ceding Insurer after the Cut Off Date will not be subject to the Reinsurance Agreement. Policies in effect on the Cut Off Date which are renewed by the Policyholder during the Reinsurance Period will be subject to the Reinsurance Agreement. In connection with any such renewal, the terms of such Policy may be changed in certain ways, including increasing or decreasing the amount of the total coverage and increasing or decreasing the deductible. Policies in force on the Cut Off Date which lapse or are terminated during the Reinsurance Period may not be substituted under the Reinsurance Agreement by the Ceding Insurer.

     Covered States

     The Covered States are: Alabama, Connecticut, Delaware, District of Columbia, Florida, Georgia, Louisiana, Maine, Massachusetts, Maryland, Mississippi, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, Vermont and Virginia.

     Retention and Limit

     The Reinsurance Agreement is a claims made policy for a single
Hurricane that results in liability in excess of the Trigger Amount and which occurs during the Reinsurance Period. If there is more than one Hurricane that results in Ultimate Net Losses in excess of the Trigger Amount, the Ceding Insurer is entitled to make a claim under the Reinsurance Agreement only in respect of one such Hurricane selected by the Ceding Insurer in its sole discretion. No claim shall be made upon the Company unless and until the Ceding Insurer has provided the Company with a proof of loss claim notifying the Company of the Ceding Insurer's claim under the Reinsurance Agreement. Loss claims will be evaluated on behalf of the Company by the Claims Administrator. The total amount recoverable from the Company under the Reinsurance Agreement shall not exceed $___________ (the "Maximum Recovery").

     Net Retained Lines

     The Ceding Insurer may carry reinsurance in addition to the reinsurance provided pursuant to the Reinsurance Agreement. Any recoveries under such reinsurance shall be disregarded for the purpose of determining whether the Trigger Amount under the Reinsurance Agreement has been reached and shall inure to the sole benefit of the Ceding Insurer. Recoveries by the Ceding Insurer from the Florida Hurricane Catastrophe Fund shall also be disregarded for the purpose of determining whether the Trigger Amount under the Reinsurance Agreement has been reached and shall inure to the sole benefit of the Ceding Insurer.

     Other Liabilities Excluded

     The Reinsurance Agreement does not cover any liability of the Ceding Insurer other than in respect of its direct underwriting. Any other liability of the Ceding Insurer, including liabilities for reinsurance assumed, is excluded from the protection of the Reinsurance Agreement and cannot be taken into account in determining whether the Trigger Amount has been reached.

     Losses

     Notice of any Covered Loss likely to involve coverage under the Reinsurance Agreement is required to be given by the Ceding Insurer to the Company during the Claims Period. All loss settlements made by the Ceding Insurer, provided they are within the conditions of the original Policies and within the terms of the Reinsurance Agreement, shall be unconditionally binding upon the Company.

     The validity of any claim or payment made under the Reinsurance Agreement (other than loss settlements) may be contested by either party.

     Regulation 114 Trust

     The Company is required to establish the Regulation 114 Trust. The Company is required to deposit into the Regulation 114 Trust on the Closing Date an amount equal to the Maximum Recovery. See "The Regulation 114 Trust Agreement and the Regulation 114 Trust."

     Commutation

     At the expiration of the Reinsurance Agreement, or any Calculation Period, the Company and the Ceding Insurer shall settle all claims and obligations under the Reinsurance Agreement by the Company paying its proportional shares and the Ceding Insurer accepting such payment in the amount of the Ceding Company's Ultimate Net Losses (less the Retained Share and less any amounts previously paid under the Reinsurance Agreement), in excess of the Trigger Amount as certified by the Independent Loss Reserve Specialist.

     Premium

     The Premium to the Company for the term of the Reinsurance Agreement shall equal ____% of the Maximum Recovery from the Company payable in 12 equal monthly installments, due on or before the first business day of the month beginning September 2, 1996, plus the amount of $_________ payable on the Closing Date.

     Claims

     The Ceding Insurer may present claims under the Reinsurance Agreement for claims actually paid by the Ceding Insurer in respect of Covered Losses only once per month during the Reinsurance Period and any Calculation Period. In addition, the Ceding Insurer may present only one claim under the Reinsurance Agreement for reserves established in respect of Covered Losses, which claim will be presented on the Redemption Date or the Maturity Date, as the case may be.

     Calculation Period

  The Ceding Insurer may extend the time for presentation of proof of loss claims (the "Claims Period") for a period of up to six months beginning on August 1, 1997 (the "Calculation Period"), at the Ceding Insurer's discretion, by the payment of additional Premium to the Company. However, any Hurricane must still commence prior to August 1, 1997 in order for the losses arising out of such Hurricane to be covered under the Reinsurance Agreement.

     If the Ceding Insurer extends the Claims Period for a term of less than six months, then the amount of Ultimate Net Losses (in excess of the Trigger Amount) for which the Company is liable upon commutation of the Reinsurance Agreement shall be calculated on the basis of claims actually paid by the Ceding Insurer for Covered Losses under the Subject Business during the Reinsurance Period, but will not take account of any loss reserves established by the Ceding Insurer.

     If the Ceding Insurer extends the Claims Period until the Maturity Date, then the Calculation of Ultimate Net Losses (in excess of the Trigger Amount) for which the Company is liable upon commutation of the Reinsurance Agreement shall be calculated as set forth in the definition of "Ultimate Net Loss". See "Certain Defined Terms".

     Currency

     All amounts due to either party under the Reinsurance Agreement shall be payable in United States currency.

     Federal Excise Tax

     The Ceding Insurer has agreed to pay the Federal Excise Tax on the Premium payable under the Reinsurance Agreement to the extent such premium is subject to Federal Excise Tax.

     Access to Ceding Insurer's Records

     The Company or its designated representatives shall have free access at any reasonable time to all records of the Ceding Insurer which pertain in any way to the Reinsurance Agreement.

     Arbitration

     Any dispute arising out of the Reinsurance Agreement shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in _________________________________ unless otherwise agreed.


THE REGULATION 114 TRUST AGREEMENT AND
THE REGULATION 114 TRUST

     The following summary of the terms of the Regulation 114 Trust Agreement is qualified in its entirety by reference to the Regulation 114 Trust Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Regulation 114 Trust Agreement is dated __________, 1996 and is among the Company, as grantor thereunder (in such capacity, the "Grantor"), the Ceding Insurer, as beneficiary thereunder (in such capacity, the "Beneficiary"), and as trustee (in such capacity, the "Regulation 114 Trustee").

     Pursuant to the Regulation 114 Trust Agreement, the Regulation 114 Trustee has established a trust account for the benefit of the Beneficiary (the "Trust Account"). The Company deposited $________ with the Regulation 114 Trustee for deposit into the Trust Account. The purpose of the Regulation 114 Trust is to provide security for the obligations of the Company to the Ceding Insurer under the Reinsurance Agreement.

     The funds credited to the Trust Account are required to be invested and reinvested by the Regulation 114 Trustee in Permitted Investments. The Grantor shall direct the Regulation 114 Trustee from time to time as to the specific Permitted Investments to acquire. All Permitted Investments are required to mature on or prior to the next succeeding Interest Payment Date.

     The funds from time to time on deposit in the Trust Account are required to at least equal the Trust Account Required Amount. The "Trust Account Required Amount" at any time shall be equal to ____% of the then Maximum Recovery from the Company under the Reinsurance Agreement. The Maximum Recovery from the Company under the Reinsurance Agreement is initially $___________. The Maximum Recovery from the Company shall be (i) reduced by the amount of any claim paid by the Company to the Ceding Insurer under the Reinsurance Agreement and (ii) reduced to $0 upon any termination of the Reinsurance Agreement by reason of the failure of the Ceding Insurer to pay the Premium due to the Company thereunder or otherwise in accordance with the terms of the Reinsurance Agreement.

     On each Interest Payment Date the Regulation 114 Trustee will transfer to the Company from amounts available in the Regulation 114 Trust Account an amount equal to the interest earnings on the Permitted Investments for such month to make payments of the Net Swap Payment under the Interest Rate Swap and to make payments under the Indenture in respect of Interest on the Notes; provided that the Regulation 114 Trustee shall not make any such transfer in the event that after giving effect thereto the amount remaining on deposit in the Regulation 114 Trust Account would be less than the Trust Account
Required Amount.

     In addition, the Grantor may on any Interest Payment Date or on the Optional Redemption Date request that the Regulation 114 Trustee remit Excess Funds to or at the direction of the Grantor. "Excess Funds" on any Interest Payment Date or the Optional Redemption Date, shall mean the excess, if any, of the funds on deposit in the Regulation 114 Trust Account (after giving effect to the transfer described in the immediately preceding paragraph) over the Trust Account Required Amount.

     Upon termination of the Regulation 114 Trust, the Regulation 114 Trustee shall transfer to the Company for deposit with the Indenture Trustee for the benefit of the Noteholders all of the funds remaining to the credit of the Regulation 114 Trust Account.

     The Regulation 114 Trust Agreement permits the Beneficiary to withdraw Permitted Investments from the Regulation 114 Trust Account upon notice by the Beneficiary to the Trustee. Withdrawals may be made by the Beneficiary solely to pay or reimburse the Beneficiary for the payment of the Company's obligations to the Beneficiary under the Reinsurance Agreement.

ADMINISTRATION AGREEMENT

[TO COME]

CLAIMS ADMINISTRATOR

[TO COME]

INDEPENDENT LOSS RESERVE SPECIALIST

[TO COME]

     CAYMAN ISLANDS INSURANCE REGULATIONS

     The Company is registered as an unrestricted Class B insurer in the Cayman Islands and accordingly is subject to the provisions of the Insurance Law (1995 Revision) and Regulations issued pursuant thereto (together, the "Insurance Law"). The Insurance Law provides that no person shall carry on insurance business (as defined in the Insurance Law) in or from within the Cayman Islands unless licensed under the Insurance Law by the Governor in Council of the Cayman Islands (the "Governor"). The Governor, in determining whether to grant registration, has broad discretion to act as he thinks fit in the public interest. The Governor is required by the Insurance Law to satisfy himself that the grant of a license will not be against the public interest and may grant a license subject to such conditions as appear to him necessary or desirable.

     The Insurance Law imposes on insurers licensed in the Cayman Islands minimum net worth standards and auditing and reporting requirements and grants to the Governor and the Inspector of Financial Services powers to supervise, investigate and intervene in the affairs of insurers. Significant aspects of the Cayman Islands insurance regulatory framework under the Insurance Law include:

   Net Worth Requirements.  The net worth requirements are as follows:

          i) A net worth of at least U.S.$120,000 is required where general business only is written;

         ii) A net worth of U.S.$240,000 is required if long-term business only is written;

        iii) A net worth of U.S.$360,000 is required if general and long-term business is written.

     These figures are minimums and a greater net worth may be required depending on the nature of a business plan. The required minimum net worth must be maintained at all times. The Company will write only general business (i.e. the Reinsurance Agreement).

     The initial net worth must usually be in cash although a mix of cash, other assets, guarantees or letters of credit may be acceptable.

     Shareholders, Directors and Officers. Full details of the shareholders (including ultimate beneficial ownership), directors and officers must be supplied to the Financial Services Supervision Department of the Cayman Islands. Any changes therein must be notified to the Financial Services Supervision Department of the Cayman Islands.

     Type of Business. Full disclosure must be made to the Financial Services Supervision Department of the Cayman Islands of the nature of and the manner in which the business is to be written, and any changes therein must be notified in advance to and be approved by the authorities. With very limited exceptions no domestic business in the Cayman Islands may be written by the holder of a class "B" license.

     Records. Full and proper records of the business of an insurer (including the license itself) must be maintained at a designated office in the Cayman Islands. Approval may be obtained for these records to be held outside the Cayman Islands but, as a matter of policy, such approval is not granted. In the case of the Company, such records will be kept at the offices of Midland Trust Corporation (Cayman) Limited.

     Insurance Manager. A licensed insurance manager must be appointed at whose offices the records referred to in the preceding paragraph will normally be held. Insurance management services for the Company will be provided by Midland Trust Corporation (Cayman) Limited (the "Administrator") pursuant to the Administration Agreement. The Administration Agreement provides that the Administrator will be entitled to receive the following fees: (i) U.S.$___________ per annum, [payable quarterly in advance,] to cover administration of the Company, and (ii) U.S.$________ per annum [, payable quarterly in advance,] for providing the directors of the Company. The Administrator and its directors, officers and employees will be indemnified by the Company against any liabilities, actions, proceedings, claims, demands, costs or expenses whatsoever which they may incur in connection with services performed pursuant to such management agreement, except as a result of the negligence, willful default, dishonesty or fraud of the Administrator or any of its directors, officers or employees.

     Auditors. Auditors (who should maintain an office in the Cayman Islands) must be appointed and the financial statements of the insurer audited annually by such auditors. The auditors of the Company will be KPMG Peat Marwick, Grand Cayman.

     Representative in the Cayman Islands. A principal representative resident in the Cayman Islands and authorized to accept service of process and documents on behalf of the Company in the Cayman Islands must be appointed. Such principal representative is Maples and Calder, attorneys-at-law, the Company's Cayman Islands legal counsel.

     Fees. An initial license fee of U.S.$5,488.00 is payable in respect of a class B license. A similar fee is payable in January of each year thereafter.

     Annual Certificate of Compliance. After issue of the license, the annual audited accounts need not be filed with the Financial Services Supervision Department of the Cayman Islands although they can be called for and it is usual therefore to file them. However, the auditors must file a written statement that the accounts have been prepared in accordance with stated generally accepted accounting principles (in the case of the Company, those of the United States) and indicate whether or not their certificate is unqualified. In addition, the auditors or a licensed insurance manager or other approved person must sign and file an annual compliance certificate to the effect that the insurer has carried on business only in accordance with the information set out in the license application and that any changes in the nature of the business have been notified to and have been approved by the Financial Services Supervision Department of the Cayman Islands.

     Investments. The Cayman Islands authorities have the power to prescribe that investments of a specified class require the prior approval of the Financial Services Supervision Department of the Cayman Islands and that any investments of such class already made be realized within a specified period. Although no absolute assurance on this can be given for the future, this power has never been exercised to date.

     Ratios and Margins. The Financial Services Supervision Department of the Cayman Islands has the power by regulation to prescribe, establish and vary "capital and liquidity margins and ratios". None have been formally prescribed (apart from the net worth requirements described above) at present. However, a license holder is expected to conduct its business in a prudent manner and to act accordingly.

     Exemptions. The Financial Services Supervision Department of the Cayman Islands has a general power to exempt "any person or class of persons or business or class of business from any provision of the Law".

     The foregoing requirements are intended to be only a summary of certain of the requirements of the Insurance Law and do not summarize, and are not intended to summarize, all the requirements to which the Company will be subject under the Insurance Law.

     There are not any exchange controls in the Cayman Islands.

INVESTMENTS

     [TO COME]

                                   MANAGEMENT

     The table below sets forth the names and titles of the persons who are the directors and officers of the Company. Because the Company's only activity will be the performance of its obligations under the Reinsurance Agreement and the Administrator will be obligated to perform such obligations, it is expected that the directors and officers of the Company will not participate in the management of the operations of the Company. The directors and officers of the Company are all employees of the Administrator. None of such persons will be compensated by the Company or beneficially own any shares of the Company. The Company has no salaried employees.

          Name                Position
          ----                --------
Thomas Clark                  Director and [                ]

Anthony B. Stelling      Director and [                ]
Nicholas Clements             Director and [                ]


     Thomas Clark - Assistant Director Client Services of the Administrator

     Bachelor of Science (B.Sc.), Associate of the Chartered Insurance Institute, London (A.C.I.I.), 22 years experience in the insurance field; 5 years with the Guardian Royal Exchange Group in England, 2 years with Barclays Insurance Services Company (broking subsidiary of Barclays Bank plc) and 15 years in Cayman with Insurance Managers, the last 11 with Midland Bank Trust Corporation (Cayman) Limited. A member of the Executive Committee of the Cayman Insurance Manager's Association since 1991; currently its Secretary.

     Anthony B. Stelling - Director of the Administrator

     Associate of the Chartered Insurance Institute, London (A.C.I.I.) 31 years experience in the insurance field; 14 years with the International Departments of the Prudential Assurance Company Limited in London and overseas, 1 year with an A.I.G. subsidiary in Belgium and the last 16 years in Cayman - 4 of them as the Manager of another Cayman Islands Insurance Manager. Executive Director of Midland Bank Trust Corporation (Cayman) Limited since it started. A founding member of the Executive Committee of the Cayman Insurance Manager's Association; Vice Chairman 1986-88 and Chairman 1988-90; retired from the Executive Committee 1991.

     Nicholas Clements - Assistant Manager Insurance Services of the
     Administrator

     Bachelor of Science (Economics), Member of the Institute of Chartered Accountants in England and Wales. 8 1/2 years working for various firms of Chartered Accountants in England, New Zealand and the Cayman Islands. Last 2 1/2 years working for Midland Bank Trust Corporation (Cayman) Limited managing captive insurance companies.


                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the
provisions of the Notes and the Indenture.  [     ], a ________ banking
corporation, will be the Indenture Trustee.

     The Notes will initially be represented by one or more Notes, in each case registered in the name of the initial holder thereof. The Notes will be available for purchase in denominations of and integral multiples of $_________ in excess thereof in certificated form only.

PAYMENTS OF INTEREST

     Interest on the outstanding principal amount of the Notes will accrue at a per annum rate of one-month LIBOR less __% from and including the first day of each month (in the case of the month in which the Notes are issued, from and including the Closing Date to and including the last day of such month (each, an "Interest Accrual Period"). Interest will be payable on the first day of each month (each, an "Interest Payment Date"), commencing on September 2, 1996. Interest will be calculated on the basis of the actual number of days elapsed and a 360-day year.

     "LIBOR" for each Interest Period will be determined by the Calculation Agent as follows:

     (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Period (a "LIBOR Determination Date"), the Calculation Agent shall determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of one month, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determinate Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent.

     (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for one month, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for one month, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period.

     The "Calculation Agent" shall be ___________.

     The "Interest Recent Date" shall be the first day of each Interest Period.

INTEREST RATE SWAP

[To Come]

PAYMENTS OF PRINCIPAL

     Principal of the Notes will be due on January 31, 1998.

OPTIONAL REDEMPTION

     The Notes are redeemable at the option of the Company in whole or in part, on a pro rata basis, on the Optional Redemption Date at a redemption price equal to the principal amount of the Notes together with interest accrued thereon to the date of redemption. The Company has agreed that it will redeem the Notes on the Optional Redemption Date or on any Interest Payment Date to the extent it has received a distribution of Excess Funds from the Regulation 114 Trust.


                         CERTAIN TERMS OF THE INDENTURE

MODIFICATION OF INDENTURE

     The Company and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.

     Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof or the interest rate specified thereon or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Company or an affiliate thereof; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien (other than the Regulation 114 Trust) ranking prior to or on a parity with the lien of the Indenture with respect to any of the assets of the Company or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     The Company and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of any Note when the same becomes due and payable;
(iii) a default in the observance or performance of any covenant or agreement of the Company made in the Indenture and the continuation of any such default for a period of 60 days after notice thereof is given to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in principal amount of Notes then outstanding; (iv) any representation or warranty made by the Company in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 60 days after notice thereof is given to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Company;
(vi) any payment is required to be made by the Company to the Ceding Insurer under the Reinsurance Agreement; or (vii) the incurrence by the Company of any liability, other than pursuant to the Reinsurance Agreement, in excess of $______, and such liability remaining unsatisfied for ___ days or more.

     If an Event of Default should occur and be continuing, the Trustee or holders of a majority in principal amount of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Any such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of Notes then outstanding.

     If the Notes are due and payable following an Event of Default, subject to the "No Petition" agreement described below, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Company property or exercise remedies as a secured party.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of outstanding Notes.

     No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of outstanding Notes.

     Neither the Indenture Trustee in its individual capacity, nor any of its owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Company contained in the Indenture.

     Notwithstanding that the Indenture Trustee and the holders of the Notes have the right upon the occurrence of an Event of Default under the Indenture to declare the principal of the Notes to be immediately due and payable and to exercise certain remedial proceedings, so long as the Reinsurance Agreement is in effect, the payment of the Notes and the exercise of such remedies will effectively be subordinated to the rights of the Ceding Insurer under the Reinsurance Agreement. Neither the Indenture Trustee nor the holder of any Note will have access to the Permitted Investments or other assets held by the Regulation 114 Trustee (i) until termination of the Reinsurance Agreement, (ii) except to the extent of interest earnings on such Permitted Investments, or
(iii) except to the extent there are Excess Funds available in the Regulation 114 Trust.

MANDATORY REDEMPTION

     In the event that the Ceding Insurer shall fail to pay any Premium when due under the Reinsurance Agreement, the Company shall call the Notes for redemption at a redemption price equal to the unpaid principal amount of the Notes plus interest accrued to the date of redemption and the Regulation 114 Trust shall thereupon be liquidated and the assets held therein shall be distributed to the Company for payment to holders of the Notes.

CERTAIN COVENANTS

     The Indenture will provide that the Company may not consolidate with or merge into any other entity.

     The Company will not, among other things, (i) except as expressly permitted by the Indenture, the Reinsurance Agreement or certain related documents with respect to the Company (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Company, (ii) dissolve or liquidate in whole or in part, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, or (iv) except as contemplated by the Regulation 114 Trust, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Company or any part thereof, or any interest therein or the proceeds thereof.

     The Company may not engage in any activity other than as specified under "The Company" herein. The Company will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

NO PETITION

          By its acquisition of a Note, each holder agrees that neither it nor the Indenture Trustee on its behalf may commence, or join with any other holder in the commencement of, a bankruptcy, reorganization, insolvency or similar proceeding under any federal, state or foreign law until the expiration of one year and one day from the termination of the Reinsurance Agreement.

LIST OF NOTEHOLDERS

     Three or more holders of the Notes or one or more holders of the Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

ANNUAL COMPLIANCE STATEMENT

     The Company will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Company to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee will be _________, a ____________ banking corporation. The Indenture Trustee may resign at any time, in which event the Company will be obligated to appoint a successor trustee. The Company may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Company will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

DEFINITIVE NOTES

     The Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees.

TRANSFER RESTRICTIONS

     The Notes are not being offered in, any may not be acquired in or transferred into, the States of _________, _________, _________ or _________,
or to persons resident in those States. The Indenture Trustee will not register the transfer of any Note unless, at the time registration of transfer is requested, the Indenture Trustee is provided with a certificate of the proposed transferee in the form provided in the Indenture to the effect that the proposed transfer is not to occur in or into any of such States and the proposed transferee is not a resident of any of such States.

                       CERTAIN INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States income tax consequences relating to the taxation of the Company and of U.S. persons and non-U.S. persons who own Notes and the Cayman Islands taxation of the Company and of persons not resident in the Cayman Islands for exchange control purposes that own Notes. This summary is based on current law, which is subject to change, possibly retroactively, or to differing interpretations. This summary is general in nature and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the Noteholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders who may be subject to special treatment under certain income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). There can be no assurance that the United States tax consequences of an investment in Notes to an investor will be favorable or that such consequences will be as described herein. Subsequent changes or developments in the law or administrative actions may have an adverse effect on one or more of the tax consequences sought by the Company. [Moreover, the Company retains the right to alter the conduct of its affairs in such a manner as to subject its business to United States federal and/or state taxation.] The discussion does not address the Cayman Islands taxation of investors in Notes that are resident in the Cayman Islands or the taxation of investors in the Notes by any jurisdiction other than the United States or the Cayman Islands, and such tax consequences may be significantly different from the tax consequences discussed herein.

     EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISORS AS TO THE UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

CAYMAN ISLANDS TAXATION

     TAXATION OF THE COMPANY

     Based on the advice of Maples and Calder, Cayman Islands counsel to the Company ("Special Cayman Islands Tax Counsel") under current Cayman Islands law, there is no Cayman Islands income or corporate tax, withholding tax, capital gains tax or capital transfer tax payable by the Company with respect to its income.

     TAXATION OF THE NOTEHOLDERS

     Special Cayman Islands Tax Counsel has advised the Company that there are no Cayman Islands withholding or other taxes on interest, principal or other amounts paid by the Company under the Notes.

     The Company has obtained an undertaking under the Tax Concessions Law (Revised) of the Cayman Islands:

     (i) that no law which is subsequently enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to the Company or its operations; and

     (ii) that any such tax and any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other obligations of the Company.

This undertaking is for a period of twenty years from ____________________, 1996.

U.S. TAXATION

          This information is directed to prospective purchasers of Notes who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Potential purchasers of Notes should be aware that the tax characterization of a number of significant aspects of the Company's activities are uncertain due to an absence of applicable authority and to the highly factual nature of the required analyses. Accordingly, each Noteholder should consult its tax advisors regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

     TAXATION OF THE COMPANY

     Consequences of Being Engaged in a U.S. Trade or Business. The Company was formed and intends to operate in a manner that it believes would not cause it to be treated as engaged in a trade or business within the United States.
In this regard, the Company has received the opinion of Skadden, Arps, Slate, Meagher & Flom, special United States tax counsel to the Company ("Special U.S. Tax Counsel"), which opinion is based on certain representations regarding the Offering and the transactions related thereto by the Company, the Underwriter and the Ceding Insurer, that, although the matter is not free from doubt, the Company would not be deemed to be so engaged. Noteholders should understand that the determination of whether a person is so engaged is based on a highly factual analysis, there is no direct guidance as to which activities constitute being engaged in a trade or business within the United States, and it is unclear how a court would construe the existing indirect authorities. The opinion of Special U.S. Tax Counsel is not binding on the IRS, no ruling will be sought from the IRS regarding this, or any other, aspect of the issuance of the Notes, and, accordingly, there can be no assurances that the IRS will not contend, and that a court will not ultimately hold, that the Company is engaged in a trade or business within the United States. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation would be entitled to deductions and credits for a taxable year only if the return for that year is filed timely (which, based on current intentions, the Company will likely not have done). The maximum federal tax rates currently are 35% for a corporation's effectively connected income and 30% for the branch profits tax, resulting in an effective maximum U.S. federal income tax rate of 54.5%. The branch profits tax is imposed each year on a corporation's effectively connected earnings and profits (with certain adjustments) deemed repatriated out of the U.S., which, in the Company's case, would be all of its net profits.

     Withholding on "FDAP" Items; Insurance Excise Tax. Foreign corporations not engaged in a trade or business within the United States are nonetheless subject to U.S. federal income tax on certain "fixed or determinable annual or periodic gains, profits and income" derived from sources within the United States as enumerated in Section 881(a) of the Code (such as dividends and, in certain circumstances, certain interest on investments). The Company does not currently anticipate having any such gains, profits or income. The Premiums received under the Reinsurance Agreement will, however, be subject to a 1% United States excise tax.

     TAXATION OF NOTEHOLDERS

     CLASSIFICATION OF THE NOTES. There are no authorities that directly address the characterization of an instrument like the Notes for U.S. federal income tax purposes. Although the matter is not free from doubt, the Company intends to treat the Notes as equity interests for U.S. federal income tax purposes, and this summary assumes such treatment, except as otherwise indicated. Subject to the passive foreign investment company, controlled foreign corporation and related party insurance income rules, all of which are discussed below:

     (i) INTEREST PAYMENTS AND DISPOSITIONS. A Noteholder that is (A) a citizen or resident of the United States, (B) a domestic corporation or (C) otherwise subject to U.S. federal income taxation on a net basis in respect of a Note (a "U.S. Noteholder") will be required to include in income (with no dividends received deduction available to corporate U.S. Noteholders) interest payments as dividends to the extent of the current or accumulated earnings and profits of the Company, as determined for U.S. federal income tax purposes. Interest payments on the Notes, to the extent they exceed the current or accumulated earnings and profits of the Company, will not be dividends for U.S. federal income tax purposes and will generally reduce the U.S. Noteholder's tax basis in the Notes (and, to the extent they exceed a U.S. Noteholder's basis would generate capital gain).

     No gain or loss will be recognized by a U.S. Noteholder until the sale or other taxable disposition of a Note. Any such gain or loss, including the redemption of the Notes for an amount less than their principal amounts, generally will be capital gain or loss, except possibly to the extent attributable to accrued Interest. Some or all of any gain recognized by a U.S. Noteholder owning at least 10% of the Notes, either directly or indirectly under certain constructive ownership rules, may be treated as ordinary income.

     (ii) CLASSIFICATION OF THE COMPANY AS A PASSIVE FOREIGN INVESTMENT COMPANY. The Company may be a passive foreign investment company ("PFIC"). The adverse U.S. federal income tax consequences to U.S. Noteholders, described below under "Failure to Make the QEF Election," can generally be avoided by the making of a qualified electing fund election ("QEF Election") for the first taxable year in which the Note is acquired by a U.S. Noteholder.

     QEF Election. The Company will comply with certain reporting requirements and provide to U.S. Noteholders the information required to enable them to make a QEF Election. A U.S. Noteholder who makes such an election with the timely filing of the federal income tax return for the taxable year in which the Notes were acquired (an "Electing Noteholder") would be required to include in income the Noteholder's proportionate share of the Company's ordinary earnings and net capital gains, if any, regardless of whether such amounts are actually distributed. This amount should generally be the same as the amount of cash paid to a Noteholder as Interest, except to the extent the Company has deductions for U.S. federal income tax purposes that result from the deduction of non-cash items such as would be the case, for example, if the Company elected to amortize all or a portion of the placement fees, legal, audit, trustee fees and expenses incurred in connection with the formation of the Company. To the extent of such excess, an Electing Noteholder may recognize capital gain upon redemption of its Notes.

     An Electing Noteholder's tax basis in the Notes represented by the Note will be (i) increased to reflect any earnings of the Company taxed to such Noteholder on account of the QEF Election and (ii) decreased to reflect any distributions by the Company in respect of such Notes. Any gain or loss on the sale or other disposition of Notes will be capital gain or loss, and will be long-term capital gain or loss if the Electing Noteholder has held the Note for at least 12 months.

     Because the Company intends to make current distributions in amounts not less than all ordinary earnings, Electing Noteholders generally will be subject to the same amount of federal income tax to which they would be subject if they did not make the QEF Election, except with respect to the non-cash deductions discussed above. Importantly, Electing Noteholders will avoid the adverse federal income tax consequences of PFIC status, discussed in the following paragraph, if they make the QEF election for the 1996 taxable year. ACCORDINGLY, EACH U.S. NOTEHOLDER SHOULD CONSIDER MAKING THE QEF ELECTION FOR 1996.

     Failure to Make the QEF Election. Each U.S. Noteholder who fails to make the QEF Election (a "Non-electing Noteholder") may be subject to adverse federal income tax consequences. In particular, any gain recognized on the sale or other disposition of Notes would be recharacterized as ordinary income and would further be treated as having been recognized pro rata over such Noteholder's entire holding period. In addition, the amount of gain treated as having been recognized in prior taxable years would be subject to tax at the highest tax rate in effect for such years, with interest thereon calculated by reference to the interest rate generally applicable to underpayments with respect to tax liabilities from such prior taxable years. In addition, a transfer by gift or a pledge of the Notes could cause the Non-electing Noteholder to recognize taxable income, and no step-up in tax basis to the fair market value at such time would be available upon the death of any individual U.S. Noteholder. These and other adverse consequences under the PFIC rules, however, can be avoided by the making of a timely QEF Election.

     CLASSIFICATION OF THE COMPANY AS A CONTROLLED FOREIGN CORPORATION. Under the attribution rules of the Code, the Company may be a "controlled foreign corporation" ("CFC") for U.S. federal income tax purposes. A CFC is a foreign corporation of which "United States shareholders" collectively own more than 50% (more than 25% for certain insurance companies) of the total combined voting power or total value of the corporation's stock for an uninterrupted period of 30 days or more during any tax year. A "United States shareholder" is generally any U.S. person who owns (directly, indirectly or through the operation of certain broad constructive ownership rules) 10% or more of the total combined voting power of the foreign corporation. Under the rules relating to CFCs, any U.S. Noteholder that has a 10% or greater pro rata interest in the Notes would be required to include in income on a current basis its pro rata share of undistributed earnings, if any, of the Company. Because Electing Noteholders will be required to include currently such amounts of income in any event, classification of the Company as a CFC is not likely to have a material adverse effect on Electing Noteholders. Any Non-electing Noteholder who might, directly, indirectly or through attribution, acquire 10% or more of the Notes should consider the possible application of the CFC rules and consult its tax advisor with respect thereto.

     RELATED PERSON INSURANCE INCOME RULES. Certain special provisions of the Code will apply to the Company and the Noteholders if both (i) 25% or more of the value or voting power of the Company's equity (as determined for U.S. income tax purposes) is, as is anticipated, held (directly or indirectly through foreign entities) by United States persons, and (ii)(A) the Company has gross related person insurance income ("RPII") greater than or equal to 20% of its gross insurance income and (B) 20% or more of either the voting power or the value of the Company's equity is owned directly or indirectly through foreign entities by persons (directly or indirectly) insured or reinsured by the Company or persons related to such insurers or reinsurers. RPII is income (investment income and premium income) from the direct or indirect insurance or reinsurance of any United States person who holds equity of the Company (directly or indirectly through foreign entities) or a person related to such a United States holder of equity of the Company. While there can be no assurance, the Company does not anticipate that it will become subject to the RPII provisions. Moreover, although there is no authority as to how Noteholders would calculate their allocable share of the RPII, the Company believes that a Noteholder generally should not be required to include any more RPII annually than the aggregate amount of Interest accrued as of the end of such year, because the Noteholders are not entitled to any additional income.

     OTHER. Interest paid with respect to the Notes by the Company to U.S. corporate Noteholders will not be eligible for the dividends received deduction provided by section 243 of the Code. The Interest will be non-U.S. source income for purposes of the Code, unless the Company is determined to be engaged in a trade or business within the United States, in which case the Interest will be treated as arising from sources within the United States.

     ALTERNATE CHARACTERIZATION. As indicated above, there is no authority addressing the U.S. income tax characterization of an instrument like the Notes. Accordingly, characterizations other than that described above are possible. If the Notes were not treated as equity interests in the Company, they would most likely be treated as contingent indebtedness. In that case, a U.S. Noteholder would generally include in income, as taxable interest, payments of Interest on a Note at the time such payments are accrued or received in accordance with the U.S. Noteholder's regular method of tax accounting. [May need disclosure regarding new Final Contingent Debt regulations if issuance is delayed past August 10.]

     INFORMATION REPORTING AND BACK-UP WITHHOLDING. Regardless of whether the Notes are characterized as indebtedness or equity, information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments on the Notes to U.S. persons. Thus, a holder of Notes may be subject to backup withholding at the rate of 31% with respect to amounts paid by such persons, unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder's regular Federal income tax liability.

     TAXATION OF NON-U.S. NOTEHOLDERS. A Noteholder that is not a U.S. Noteholder will not be subject to U.S. income or withholding tax on income or gain from the Notes, assuming that the Company is not determined to be engaged in a trade or business within the United States. Nonresident alien individuals will not be subject to U.S. estate tax with respect to the Notes.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING THE NOTES.

                              ERISA CONSIDERATIONS

                                   [TO COME]


                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") between the Company and [NAME OF UNDERWRITER] (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the Notes.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Notes if any of the Notes are purchased.

     The Underwriter has advised the Company that the Underwriter proposes initially to offer the Notes to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of ___% of the principal amount of the Note. The Underwriter may allow, and such dealers may re-allow, a discount not in excess of ___% of the principal amount of the Note on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     Pursuant to the Underwriting Agreement, the Company and the Ceding Insurer have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect thereof.


                                    EXPERTS

     The consolidated financial statements of the Company (including financial statement schedules incorporated by reference) appearing in this Prospectus and the Registration Statement have been audited by [ ], independent auditors, to the extent indicated on their reports thereon also appearing elsewhere herein and in the Registration Statement or incorporated by reference. Such consolidated financial statements have been included herein or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     Certain legal matters in connection with the Notes will be passed upon for the Company by Orrick Herrington & Sutcliffe, New York, New York and by Skadden, Arps, Slate, Meagher & Flom, New York, New York, each of whom will rely as to Cayman Islands law upon the opinion of Maples and Calder, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain legal matters will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain Cayman Islands tax matters have been passed upon by Maples and Calder. The description of United States tax laws will be passed upon by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                      FINANCIAL STATEMENTS OF THE COMPANY


                                   [TO COME]

                             CERTAIN DEFINED TERMS


Alien reinsurer                          A reinsurance company that is
                                         organized under the laws of a non-U.S.
                                         jurisdiction.

Catastrophe excess of loss reinsurance   A form of excess of loss reinsurance
                                         that, subject to a specified limit,
                                         indemnifies the ceding company for the
                                         amount of loss in excess of a
                                         specified retention with respect to an
                                         accumulation of losses resulting from
                                         a catastrophic event or a series of
                                         catastrophic events.  For purposes of
                                         the Reinsurance Agreement, the
                                         Catastrophe excess of loss reinsurance
                                         provided thereunder is provided on a
                                         single loss, single occurrence basis.

Cede; Cedent; Ceding company             When a party reinsures its liability
                                         with another, it "cedes" business and
                                         is referred to as the "cedent" or
                                         "ceding company."

Claim adjustment expenses                See "Loss Adjustment Expenses".

Commutation                              The negotiated as agreed final
                                         settlement of all rights, duties, and
                                         obligations of the parties in a
                                         reinsurance agreement.

Covered Losses                           The amount of all Losses paid or
                                         payable to or on behalf of the
                                         policyholders of the Ceding  Insurer
                                         for which the Ceding Insurer is liable
                                         under the Policies included in the
                                         Subject Business.

Excess of loss reinsurance               A generic term describing reinsurance
                                         that indemnifies the reinsured against
                                         all or a specified portion of losses
                                         on underlying insurance policies in
                                         excess of a specified amount, which is
                                         called a "level" or "retention."  Also
                                         known as non-proportional reinsurance,
                                         excess of loss reinsurance is written
                                         in layers.  A reinsurer or group of
                                         reinsurers accepts a band of coverage
                                         up to a specified amount.  The total
                                         coverage purchased by the cedent is
                                         referred to as a "program" and will
                                         typically be placed with predetermined
                                         reinsurers in prenegotiated layers.
                                         Any liability exceeding the outer
                                         limit of the program reverts to the
                                         ceding company, which also bears the
                                         credit risk of a reinsurer's
                                         insolvency.

Generally accepted accounting            Accounting principles as set forth in
  principles ("GAAP")                    opinions of the Accounting
                                         Principles Board of the American
                                         Institute of Certified Public
                                         Accountants and/or statements of the
                                         Financial Accounting Standards Board
                                         and/or their respective successors and
                                         which are applicable in the
                                         circumstances as of the date in
                                         question.

Hurricane                                A storm or storm system that has been
                                         declared by the National Hurricane
                                         Center of the National Weather Service
                                         to be a Hurricane.  The duration of
                                         the Hurricane includes the time
                                         period:
                                         (i)   Beginning at the time a hurricane
                                               "watch" or "warning" is issued
                                               by the National Hurricane Center
                                               of the National Weather Service;

                                         (ii)  continuing for the time period
                                               during which the hurricane
                                               conditions exist; and
                                         (iii) ending 72 hours following the
                                               cancellation of the last "watch"
                                               or "warning" condition issued by
                                               the National Hurricane Center,
                                               of the National Weather Service.

Incurred but not reported (IBNR)         Reserves for estimated losses that
                                         have been incurred by insurers and
                                         reinsurers but not yet reported to the
                                         insurer or reinsurer including unknown
                                         future developments on losses which
                                         are known to the insurer or reinsurer.

Layer The interval between the retention or attachment point and the maximum limit of indemnity for which a reinsurer is responsible.

Loss Claims paid and losses for which loss reserves have been established, including reserves established for incurred but not reported losses, under the Policies comprising the Subject Business.

Loss Occurrence                          The sum of all individual losses
                                         caused by the peril of Windstorm
                                         during a Hurricane, including ensuing
                                         damage to the interior of a building,
                                         or to property inside a building
                                         caused by rain, snow, sleet, hail,
                                         sand, or dust if the direct force of
                                         the windstorm first damages the
                                         building, causing an opening through
                                         which rain, snow, sleet, hail, sand,
                                         or dust enters and causes damage, and
                                         occurs during the term of the
                                         Reinsurance Agreement.

Loss adjustment expenses                 The expenses of settling losses,
                                         including legal and other fees, and
                                         the portion of general expenses
                                         allocated to loss settlement costs.

Loss reserves                            Liabilities established by insurers
                                         and reinsurers to reflect the
                                         estimated cost of loss payments and
                                         the related expenses that the insurer
                                         or reinsurer will ultimately be
                                         required to pay in respect of
                                         insurance or reinsurance it has
                                         written.  Reserves are established for
                                         losses and for loss adjustment
                                         expenses.

Permitted Investments                    [To Come]


Reinsurance                              An arrangement in which an insurance
                                         company, the reinsurer, agrees to
                                         indemnify another insurance or
                                         reinsurance company, the ceding
                                         company, against all or a portion of
                                         the insurance or reinsurance risks
                                         underwritten by the ceding company
                                         under one or more policies.
                                         Reinsurance can provide a ceding
                                         company with several benefits,
                                         including a reduction in net liability
                                         on individual risks and catastrophe
                                         protection from large or multiple
                                         losses.  Reinsurance also provides a
                                         ceding company with additional
                                         underwriting capacity by permitting it
                                         to accept larger risks and write more
                                         business than would be possible
                                         without a concomitant increase in
                                         capital and surplus, and facilitates
                                         the maintenance of acceptable
                                         financial ratios by the ceding
                                         company.  Reinsurance does not legally
                                         discharge the primary insurer from its
                                         liability with respect to its
                                         obligations to the insured.

Retained Share                           The pro rata retention by the Ceding
                                         Insurer of 5% of liability for Covered
                                         Losses under the Subject Business in
                                         excess of the Trigger Amount.

Retention                                The amount or portion of risk that an
                                         insurer retains for its own account.
                                         Losses in excess of the retention
                                         level are paid by the reinsurer.  In
                                         proportional treaties, the retention
                                         may be a percentage of the original
                                         policy's limit.  In excess of loss
                                         business, the retention is a dollar
                                         amount of loss, a loss ratio or a
                                         percentage.

Ultimate Net Loss                        The amount of all Covered Losses, paid
                                         or payable by the Ceding Insurer,
                                         including incurred but not reported
                                         losses, for which the Ceding Insurer
                                         is liable under the Policies included
                                         in the Subject Business, subject to
                                         factors for Pleasure Boat and Inland
                                         Marine Floater business and allocated
                                         loss adjustment expenses as determined
                                         below.  Allocated loss adjustment
                                         expenses shall include (i) expenses of
                                         litigation, (ii) salaries and other
                                         recompensation of the Ceding Insurer's
                                         employees, other than Company
                                         officers, specifically diverted from
                                         their normal duties, in connection
                                         with the handling of such loss,
                                         prorated in accordance with the time
                                         spent thereon, and (iii) all other
                                         loss expenses of the Ceding Insurer
                                         (excluding salaries of regular
                                         employees, internal office expenses of
                                         employees not specifically diverted
                                         from their normal duties, and all
                                         normal overhead expenses) but salvages
                                         and all recoveries are to be first
                                         deducted from such losses to arrive at
                                         the amount of liability, if any,
                                         attaching under the Reinsurance
                                         Agreement.

                                         "Ultimate Net Loss" shall be
                                         determined by:

                                         Step 1 - Calculating all Covered
                                         Losses, paid or payable, including
                                         incurred but not reported losses for
                                         which the Ceding Insurer is liable
                                         under Dwelling, Homeowners,
                                         Condominium Owners and Tenant
                                         Homeowners Policies included in the
                                         Subject Business; and

                                         Step 2 - Increasing the amount
                                         calculated in accordance with Step 1
                                         by 2% for Pleasure Boat and Inland
                                         Marine Floater Policies; and

                                         Step 3 - Increasing the amount
                                         calculated in accordance with Step 2
                                         by 2% for all allocated loss
                                         adjustment expenses as defined in (i),
                                         (ii), and (iii) above.

Underwriting                             The insurer's or reinsurer's process
                                         of reviewing applications submitted
                                         for insurance coverage, deciding
                                         whether to accept all or part of the
                                         coverage requested and determining the
                                         applicable premiums.

Underwriting expenses                    The aggregate of policy acquisition
                                         costs, including commissions, and the
                                         portion of administrative, general and
                                         other expenses attributable to
                                         underwriting operations.

Windstorm                                Wind, wind gusts, hail, rain,
                                         tornadoes or cyclones caused by,
                                         resulting from or occurring during a
                                         Hurricane which results in direct
                                         physical loss or damage to property.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered which will be paid solely by the Registrant. All the amounts shown are estimates, except the Commission registration fee:

    SEC Registration Fee  . . . . . . . . . . . $       345

    Trustee Fees and Expenses   . . . . . . . .           *

    Printing and Engraving Expenses   . . . . .           *

    Legal Fees and Expenses   . . . . . . . . .           *

    Accounting Fees and Expenses  . . . . . . .           *

    Blue Sky Fees and Expenses  . . . . . . . .           *

    Miscellaneous Expenses  . . . . . . . . . .           *
                                                --------------

         Total  . . . . . . . . . . . . . . . . $       345
                                                ==============

- ---------------
*    To be filed by Amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Cayman Islands law does not specifically limit the extent to which a company's articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be able to enforce indemnification for his own dishonesty, fraud or wilful neglect or default.

     Article 123 of the Articles of Association of the Registrant, filed as
Exhibit 3.1 to this Registration Statement, contains provisions providing for the indemnification by the Registrant of an officer, director or trustee of the Registrant for all actions, proceedings, claims, costs, charges, losses, damages and expenses which they incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default, respectively.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

          Exhibit No.              Description
          -----------              -----------
          1.1           Form of Underwriting Agreement.*

          3.1           Articles of Association.*

          3.2           By-Laws.*

          4.1           Form of Indenture.*

          4.2           Form of Note (included in Exhibit 4.1).*

          4.3           Form of Reinsurance Agreement*

          4.4           Form of Administration Agreement*

          4.5           Form of Claims Administration Agreement*

          4.6           Form of Regulation 114 Trust Agreement*

          5.1           Opinion of Orrick, Herrington & Sutcliffe as to the legality of the Notes.*

          8.1           Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain
                        U.S. federal tax matters.*

          8.2           Opinion of Maples and Calder as to certain Cayman Islands tax matters (included in Exhibit 5.1).*

          23.1          Consent of [Name of accountants].*

          23.2          Consent of Orrick, Herrington & Sutcliffe (included in
                        Exhibit 8.1).*

          23.3          Consent of Maples and Calder (included in Exhibit 8.2).*

          23.4          Consent of Skadden, Arps, Slate, Meagher & Flom (included in
                        Exhibit 8.1)

          25            Statement of Eligibility under the Trust Indenture Act of
                        1939 of the Trustee (bound separately).*

- ---------------------
*    To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement Notes in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its By-Laws, the Underwriting Agreement or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     3.   The Registrant hereby undertakes that:

          a. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          b. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands, British West Indies on June 18, 1996.

                              HPR Limited


                              By:/s/Anthony B. Stelling
                                 ---------------------------------
                                 Name:  Anthony B. Stelling
                                 Title: Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Thomas Clark, ______________, and Nicholas Clements, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable HPR Limited to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                       Title                                 Date
           ---------                                       -----                                 ----

 /s/ Anthony B. Stelling              Director and Chief Executive Officer                             June 18, 1996
- --------------------------------
 Anthony B. Stelling

 /s/ Nicholas Clements                Director and Chief Financial                                     June 18, 1996
- --------------------------------      Officer and Treasurer
 Nicholas Clements


AUTHORIZED REPRESENTATIVE


/s/ Gregory F. Lavelle
- ---------------------------------
Name: Puglisi & Associates
As the duly authorized representative
of HPR Limited in the United States


Date:  June 18, 1996

                                 EXHIBIT INDEX



          Exhibit No.              Description                      Page
          -----------              -----------                      ----
          1.1           Form of Underwriting Agreement.*

          3.1           Articles of Association.*

          3.2           By-Laws.*

          4.1           Form of Indenture.*

          4.2           Form of Note (included in Exhibit 4.1).*

          4.3           Form of Reinsurance Agreement*

          4.4           Form of Administration Agreement*

          4.5           Form of Claims Administration Agreement*

          4.6           Form of Regulation 114 Trust Agreement*

          5.1           Opinion of Orrick, Herrington & Sutcliffe
                         as to the legality of the Notes.*

          8.1           Opinion of Skadden, Arps, Slate, Meagher
                         & Flom as to certain U.S. federal tax matters.*

          8.2           Opinion of Maples and Calder as to
                         certain Cayman Islands tax matters
                         (included in Exhibit 5.1).*

          23.1          Consent of [Name of accountants].*

          23.2          Consent of Orrick, Herrington & Sutcliffe
                         (included in Exhibit 8.1).*

          23.3          Consent of Maples and Calder (included in Exhibit 8.2).*

          23.4          Consent of Skadden, Arps, Slate, Meagher
                         & Flom (included in Exhibit 8.1)

          25             Statement of Eligibility under the
                         Trust Indenture Act of 1939 of the
                         Trustee (bound separately).*

- ---------------------
*    To be filed by amendment.